As filed with the Securities and Exchange Commission on October 13, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Ally Financial Inc.*

(Exact Name of Registrant as Specified in Its Charter)

Delaware	6172	38-0572512
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

200 Renaissance Center

P.O. Box 200

Detroit, Michigan 48265-2000

(866) 710-4623

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

David J. DeBrunner

200 Renaissance Center

Detroit, Michigan 48265-2000

(313) 556-5000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Richard A. Drucker, Esq.

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Tel: (212) 450-4000

Fax: (212) 450-3800

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

*	Includes certain subsidiaries of Ally Financial Inc. identified on the following page.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(2)	Proposed maximum offering price per unit(1)(2)	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee(2)
8.300% Senior Guaranteed Notes due 2015	$2,000,000,000	100%	$2,000,000,000	$142,600
Guarantees of 8.300% Senior Guaranteed Notes due 2015	—	—	—	—
Total	$2,000,000,000	100%	$2,000,000,000	$142,600

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 under the Securities Act of 1933.
(2)	No separate consideration will be received for the guarantees of the notes being registered. In accordance with Rule 457(n) under the Securities Act, no registration fee is payable with respect to the guarantees.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Name*	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Ally US LLC	Delaware	6172	26-0263708
IB Finance Holding Company, LLC	Delaware	6172	20-5704381
GMAC Latin America Holdings LLC	Delaware	6172	20-5418371
GMAC International Holdings B.V.	The Netherlands	6172	98-0523890
GMAC Continental LLC	Delaware	6172	38-1489997

*	The address, including zip code, and telephone number, including area code, of the principal executive offices of each registrant (except for GMAC International Holdings B.V.) is 200 Renaissance Center, Detroit, Michigan 48265; Tel: 313-656-6301.

The address, including zip code, and telephone number, including area code, of the principal executive offices of GMAC International Holdings B.V. is 16 Hogeweg, ‘s-Gravenhage, 2585 JD, The Netherlands; Tel: +31 70 7503100.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED                     , 2010

Prospectus	Strictly confidential

Ally Financial Inc.

Offer to Exchange $2,000,000,000 Principal Amount of Outstanding 8.300% Senior Guaranteed Notes due 2015 for $2,000,000,000 Principal Amount of 8.300% Senior Guaranteed Notes due 2015 which have been registered under the Securities Act

We are offering to exchange new 8.300% Senior Guaranteed Notes due 2015 (which we refer to as the “new notes”) for our currently outstanding 8.300% Senior Guaranteed Notes due 2015 (which we refer to as the “old notes”) on the terms and subject to the conditions detailed in this prospectus and the accompanying letter of transmittal.

The Exchange Offer

•	The exchange offer expires at , New York City time, on , 2010, unless extended by Ally in its sole discretion.

•	All old notes that are validly tendered and not validly withdrawn will be exchanged.

•	Tenders of old notes may be withdrawn any time prior to the expiration of the exchange offer.

•	To exchange your old notes, you are required to make the representations described on page 31 to us.

•	The exchange of the old notes will not be a taxable exchange for U.S. federal income tax purposes.

•	We will not receive any proceeds from the exchange offer.

•	You should read the section called “The Exchange Offer” for further information on how to exchange your old notes for new notes.

The New Notes

•

The terms of the new notes to be issued are identical in all material respects to the old notes, except that the new notes have been registered under the Securities Act of 1933, as amended (the “Securities Act”) and will not have any of the transfer restrictions, registration rights and additional interest provisions relating to the old notes. The new notes will represent the same debt as the old notes and will be issued under the same indenture.

•

The new notes will be unsubordinated unsecured obligations of Ally and will rank equally in right of payment with all of Ally’s existing and future unsubordinated unsecured indebtedness and senior in right of payment to all existing and future indebtedness that by its terms is expressly subordinated to the new notes. The new notes will be effectively subordinated to all existing and future secured indebtedness of Ally to the extent of the value of the assets securing such indebtedness and structurally subordinated to all existing and future indebtedness and other liabilities (including trade payables) of subsidiaries of Ally that are not note guarantors, to the extent of the value of the assets of those subsidiaries.

•

The new notes will be unconditionally guaranteed by Ally US LLC, IB Finance Holding Company, LLC, GMAC Latin America Holdings LLC, GMAC International Holdings B.V. and GMAC Continental LLC, each a subsidiary of Ally (collectively, the “note guarantors”), on an unsubordinated basis (the “note guarantees”). The note guarantees will be unsubordinated unsecured obligations of each note guarantor and will rank equally in right of payment with all of each applicable note guarantor’s existing and future unsubordinated unsecured indebtedness, including each note guarantor’s guarantee of certain outstanding Ally notes, and senior in right of payment to all existing and future indebtedness of the applicable note guarantor that by its terms is expressly subordinated to the applicable note guarantee. Each note guarantee will be effectively subordinated to any secured indebtedness of such note guarantor to the extent of the value of the assets securing such indebtedness and will be structurally subordinated to all of the existing and future indebtedness and other liabilities (including trade payables) of any non-guarantor subsidiaries of such note guarantor to the extent of the value of the assets of such subsidiaries.

•

The new notes will not be listed on any exchange, listing authority or quotation system. Currently, there is no public market for the old notes or the new notes. The new notes will not be subject to redemption prior to maturity and there will be no sinking fund for the new notes.

See “Risk Factors” beginning on page 13 and incorporated by reference herein to read about the risks you should consider prior to tendering your old notes in the exchange offer.

Neither the old notes nor the new notes are savings or deposit accounts of Ally or any of its subsidiaries (including Ally Bank), and neither the old notes nor the new notes are or will be insured by the Federal Deposit Insurance Corporation (the “FDIC”) or any other government agency or insurer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2010

References in this prospectus to “the Company,” “we,” “us,” and “our” refer to Ally Financial Inc. and its direct and indirect subsidiaries (including Residential Capital, LLC, or “ResCap”) on a consolidated basis, unless the context otherwise requires, and the term “Ally” refers only to Ally Financial Inc.

The “old notes” consisting of the 8.300% Senior Guaranteed Notes due 2015 which were issued February 12, 2010 and the “new notes” consisting of the 8.300% Senior Guaranteed Notes due 2015 offered pursuant to this prospectus are sometimes collectively referred to in this prospectus as the “notes.”

Rather than repeat certain information in this prospectus that we have already included in reports filed with the Securities and Exchange Commission, this prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. We will provide this information to you at no charge upon written or oral request directed to: Ally Financial Inc., 200 Renaissance Center, P.O. Box 200, Detroit, Michigan 48265, telephone (866) 710-4623. In order to ensure timely delivery of the information, any request should be made no later than five business days before the expiration date of the exchange offer.

Each broker-dealer that receives new notes in exchange for old notes that were acquired for its own account as a result of market-making activities or other trading activities (other than old notes acquired directly from us) must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. In order to facilitate such resales, we have agreed that we will provide sufficient copies of the latest version of this prospectus to broker-dealers promptly upon request during the period ending on the earlier of (i) 180 days from the date on which the registration statement of which this prospectus forms a part is declared effective and (ii) the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities. See “Plan of Distribution.”

We have not authorized any person to give you any information or to make any representations about the exchange offer other than those contained in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information or representations that others may give you. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than the securities to which it relates. In addition, this prospectus is not an offer to sell or the solicitation of an offer to buy those securities in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make an offer or solicitation. The delivery of this prospectus and any exchange made under this prospectus do not, under any circumstances, mean that there has not been any change in the affairs of Ally Financial Inc. or its subsidiaries since the date of this prospectus or that information contained in this prospectus is correct as of any time subsequent to its date.

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference documents containing various forward-looking statements within the meaning of applicable federal securities laws, including the Private Securities Litigation Reform Act of 1995, that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated.

The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in or incorporated by reference into this prospectus, other than statements of historical fact, including, without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties.

While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially due to numerous important factors that are described in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as updated by our subsequent Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K and the other documents specifically incorporated by reference herein. See “Incorporation by Reference; Additional Information.” Many of these risks, uncertainties and assumptions are beyond our control, and may cause our actual results and performance to differ materially from our expectations. Factors that could cause our actual results to be materially different from our expectations include, among others, the risk factors set forth herein (see “Risk Factors”), and the following:

•	Our inability to repay our outstanding obligations to the U.S. Department of the Treasury (the “Treasury”) or to do so in a timely fashion and without disruption to our business;

•	Uncertainty of our ability to enter into transactions or execute strategic alternatives to realize the value of our ResCap operations;

•	Uncertainty related to Chrysler LLC’s (“Chrysler”) and General Motors Company’s (“GM”) recent exits from bankruptcy;

•	The profitability and financial condition of GM and Chrysler;

•

Our inability to successfully accommodate the additional risk exposure relating to providing wholesale and retail financing to Chrysler dealers and customers and any resulting impact to our financial stability;

•	Uncertainty related to our new financing arrangement with Chrysler;

•	Securing low cost funding for the Company and maintaining the mutually beneficial relationship between the Company and GM, and the Company and Chrysler;

•	Increased competition in the automotive financing, mortgage and/or insurance markets;

•	Our ability to maintain an appropriate level of debt and capital;

•	Our ability to realize the anticipated benefits associated with our recent conversion to a bank holding company and the increased regulation and restrictions that we are now subject to;

•	Continued challenges in the residential mortgage and capital markets;

•	The potential for deterioration in the residual value of off-lease vehicles;

•	The continuing negative impact on ResCap of the decline in the U.S. housing market;

ii

•	Changes in U.S. government-sponsored mortgage programs or disruptions in the markets in which our mortgage subsidiaries operate;

•	Disruptions in the market in which we fund the Company’s and ResCap’s operations with resulting negative impact on our liquidity;

•	Changes in our accounting assumptions that may be required by or that result from changes in the accounting rules or their application, which could result in an impact on earnings;

•	Changes in the credit ratings of Ally, ResCap, GM or Chrysler;

•	Changes in economic conditions, currency exchange rates, or political stability in the markets in which we operate; and

•

Changes in the existing or the adoption of new laws, regulations, policies, or other activities of governments, agencies, and similar organizations (including as a result of the new financial reform laws in the United States).

Accordingly, you should not place undue reliance on the forward-looking statements contained or incorporated by reference in this prospectus. These forward-looking statements speak only as of the date of this prospectus. We undertake no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law.

iii

SUMMARY

This summary highlights some of the information contained, or incorporated by reference, in this prospectus to help you understand our business, the exchange offer and the notes. It does not contain all of the information that is important to you. You should carefully read this prospectus in its entirety, including the information incorporated by reference into this prospectus, to understand fully the terms of the new notes, as well as the other considerations that are important to you in making your investment decision. You should pay special attention to the “Risk Factors” beginning on page 13 and the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page ii.

Unless stated otherwise, the discussion in this prospectus of our business includes the business of Ally Financial Inc. and its direct and indirect subsidiaries (including ResCap). Unless otherwise indicated or the context otherwise requires, “the Company,” “we,” “us” and “our” refer to Ally Financial Inc. and its direct and indirect subsidiaries (including ResCap) on a consolidated basis and the term “Ally” refers only to Ally Financial Inc.

Our Company

Ally was originally founded in 1919 as a wholly owned subsidiary of General Motors Corporation (currently General Motors Company or “GM”). On December 24, 2008, the Board of Governors of the Federal Reserve System approved Ally’s application to become a bank holding company under the Bank Holding Company Act of 1956, as amended. Ally’s banking subsidiary is Ally Bank, which is an indirect wholly owned subsidiary of Ally. Our principal executive offices are located at 200 Renaissance Center, Detroit, Michigan 48265, and our telephone number is (866) 710-4623.

Our Business

Global Automotive Services and Mortgage are our primary lines of business.

Global Automotive Services

Our Global Automotive Services offer a wide range of financial services and products to retail automotive consumers, automotive dealerships, and other commercial businesses. Our Global Automotive Services consist of three separate reportable segments — North American Automotive Finance operations, International Automotive Finance operations, and Insurance operations. The products and services offered by our automotive finance services include the purchase of retail installment sales contracts and leases, offering of term loans to dealers, financing of dealer floorplans and other lines of credit to dealers, fleet leasing, and vehicle remarketing services. In addition, our automotive finance services utilize bank deposit funding at Ally Bank, asset securitizations, whole-loan sales through our forward flow agreements, and debt issuances, to the extent available, as components of our diversified funding strategy.

We also offer vehicle service contracts and selected commercial insurance coverages in the United States and internationally. We are a leading provider of vehicle service contracts with mechanical breakdown and maintenance coverages. Our vehicle service contracts offer vehicle owners and lessees mechanical repair protection and roadside assistance for new and used vehicles beyond the manufacturer’s new vehicle warranty. Additionally, we provide commercial insurance primarily covering dealers’ wholesale vehicle inventory.

We have significantly streamlined our international presence in recent years to focus on strategic operations and improve financial performance. Our International Automotive Finance operations will focus the majority of originations in five core international markets: Germany, the United Kingdom, Brazil, Mexico, and our joint venture in China.

On August 6, 2010, we entered into an agreement (the “Agreement”) with Chrysler Group LLC (“Chrysler”) to provide automotive financing products and services to Chrysler dealers and customers. The Agreement replaced and superseded the legally binding term sheet that we entered into with Chrysler on April 30, 2009, which contemplated this definitive agreement. We are Chrysler’s preferred provider of new wholesale financing for dealer inventory in the United States, Canada, Mexico, and other international markets upon the mutual agreement of the parties. We provide dealer financing and services and retail financing to Chrysler dealers and customers as we deem appropriate according to our credit policies and in our sole discretion. Chrysler is obligated to provide us with certain exclusivity privileges including the use of Ally for designated minimum threshold percentages of certain of Chrysler’s retail financing subvention programs. The agreement extends through April 30, 2013, with automatic one-year renewals unless either we or Chrysler provides sufficient notice of nonrenewal.

On July 13, 2010, we announced our intention to rebrand the GMAC consumer and dealer-related automotive finance operations in the United States, Canada, and Mexico and begin using the Ally name during the month of August 2010. The Ally brand will be used for automotive financing activities to support the following manufacturers: GM, Chrysler, Saab, Thor Industries, and FIAT Mexico. Our automotive finance operations outside of these three countries will continue to operate under the GMAC brand as options for further use of the brand are evaluated.

On April 5, 2010, we announced that we expanded our automotive finance operations to include recreation vehicles and were selected by Thor Industries as the preferred financial provider for their retail customers. During June 2010, we began accepting retail finance applications for new and used recreation vehicles from Thor dealers in certain high volume states. We expect to expand retail financing nationwide to all qualified dealers in Thor’s U.S. network by the end of 2010.

On March 15, 2010, we announced that Spyker Cars N.V., which recently purchased Saab Automobile from GM, selected Ally as the preferred source of wholesale and retail financing for qualified Saab dealers and customers in North America and internationally.

Mortgage

Our Mortgage operations engage in the origination, purchase, servicing, sale, and securitization of consumer (i.e., residential) mortgage loans and mortgage-related products. Mortgage operations include the Residential Capital, LLC legal entity, the mortgage operations of Ally Bank, and the Canadian mortgage operations of ResMor Trust. In response to market conditions, our Mortgage operations substantially eliminated production of loans that do not conform to the underwriting guidelines of Fannie Mae, Freddie Mac, and Ginnie Mae in the United States.

The Note Guarantors

The new notes will be guaranteed on a joint and several basis by the following subsidiaries of Ally: Ally US LLC (formerly known as GMAC US LLC), IB Finance Holding Company, LLC, GMAC Latin America Holdings LLC, GMAC International Holdings B.V. and GMAC Continental LLC. Debt owed by any note guarantor to Ally or other subsidiaries of Ally will rank junior to the note guarantees or will be held by a note guarantor.

Each note guarantor is a first-tier wholly owned subsidiary of Ally. A simplified structure chart of Ally and each of the note guarantors is set forth below:

Ally US LLC (formerly known as GMAC US LLC). Ally US LLC (“US LLC”), a Delaware limited liability company, was incorporated on May 30, 2007 and is a wholly owned subsidiary of Ally. US LLC currently holds certain assets and intellectual property associated with our U.S. Automotive Finance business. In addition, all of our employees associated with the U.S. Automotive Finance business and our corporate functions are employed by US LLC. The registered office of US LLC is at Corporation Trust Center, 1209 N. Orange Street, New Castle County, Wilmington, Delaware 19801-1120.

IB Finance Holding Company, LLC. IB Finance Holding Company, LLC (“IB Finance”), a Delaware limited liability company, was incorporated on October 10, 2006 and is wholly owned by Ally. The registered office of IB Finance is at Corporation Trust Center, 1209 N. Orange Street, New Castle County, Wilmington, Delaware 19801-1120. IB Finance is a holding company that conducts no business other than holding all of the equity interests in Ally Bank. Ally Bank is a Utah chartered commercial non-member bank that provides banking products to consumers online at www.ally.com (such website is not incorporated by reference herein). Ally Bank’s deposit products include certificates of deposit savings accounts, online savings accounts, checking accounts and money market accounts. The mortgage division of Ally Bank purchases first-lien residential mortgage loans, and offers mortgage warehouse financing to select qualifying mortgage bankers. The automotive division of Ally Bank offers automotive financing primarily to select qualifying automotive dealerships and to customers of those dealerships in the United States. Ally Bank’s consumer business is targeted at the general public, as well as members of the GM Family, defined as employees, retirees, customers and shareholders of GM, Ally and its subsidiaries, and the owners, operators, and employees of the GM dealer, supplier, and wholesaler networks and the immediate family members of employees and retirees. As a result of the agreement with Chrysler, Ally Bank will continue to expand its commercial wholesale and consumer retail portfolios, with the majority of the Chrysler business being originated in Ally Bank. Neither Ally Bank nor any other subsidiary of IB Finance is directly guaranteeing the new notes.

GMAC Latin America Holdings LLC. GMAC Latin America Holdings LLC (“Latin America LLC”), a Delaware limited liability company, was incorporated on August 18, 2006 and is a wholly owned direct subsidiary of Ally. The registered office of Latin America LLC is at Corporation Trust Center, 1209 N. Orange Street, New Castle County, Wilmington, Delaware 19801-1120. Latin America LLC is a holding company that conducts no business other than holding 99.9% of the equity interests in Ally Credit, S.A. de C.V. Sociedad Financiera de Objeto Limitado Filial (“Ally Credit”), and certain other non-material subsidiaries. Ally Credit is a regulated Mexican entity and services all of the tangible assets associated with Ally’s Mexican retail and wholesale Automotive Finance business. The majority of the loans made by Ally Credit (including approximately 85.9% of its retail originations and approximately 76.2% of its wholesale originations) have been sold or securitized, in accordance with Ally Credit’s funding strategy. All of Ally Credit’s employees associated with the Mexican retail and wholesale Automotive Finance business are employed through a service contract with Servicios GMAC S.A. de C.V. (“Servicios”), a payroll company that employs substantially all of Ally Credit’s employees and is 99.9% owned by Latin America LLC. Neither Ally Credit nor Servicios is directly guaranteeing the new notes.

GMAC International Holdings B.V. GMAC International Holdings B.V. (“GMAC International Holdings”), a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) was incorporated under the laws of The Netherlands on November 7, 2006, with its seat at The Hague, The Netherlands and is a wholly owned direct subsidiary of Ally. The registered office of GMAC International Holdings is Hogeweg 16, 2585 JD’s- Gravenhage, The Netherlands. As of June 30, 2010, we conduct our retail and wholesale Automotive Finance business in the following countries through GMAC International Holdings: Canada, Italy and France. GMAC International Holdings holds 100% of the equity interests in GMAC Pan European Auto Receivable Lending (PEARL) B.V. (“Pearl”). Pearl conducts no business other than investing in the subordinated tranches of certain securitization facilities. GMAC International Holdings also holds 100% of the equity interests in GMAC International Finance B.V. (“GMACIF”), a Dutch private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), through which we conduct our international funding operations. GMACIF also provides intercompany lending to our international subsidiaries. As we continue to sell assets or cease asset originations in certain countries, we expect that consolidated assets at GMAC International Holdings will be reduced over time.

GMAC Continental LLC. GMAC Continental LLC (“Continental LLC”), a Delaware limited liability company, was incorporated on November 3, 1930 and is a wholly owned direct subsidiary of Ally. The registered office of Continental LLC is at Corporation Trust Center, 1209 N. Orange Street, New Castle County, Wilmington, Delaware 19801-1120. Continental LLC is a Delaware limited liability company that has active Automotive Finance foreign branch operations in Belgium. As of June 30, 2010, Continental LLC also holds approximately 49.5% of the outstanding equity interests in MasterLease Limited, and certain other non-material subsidiaries, through which we operate certain of our European fleet management and full-service leasing businesses. Certain of MasterLease Limited’s business units were classified as discontinued operations under U.S. GAAP during the fourth quarter of 2009. Continental LLC’s subsidiaries are not directly guaranteeing the new notes.

Ratio of Earnings to Fixed Charges

Our ratio of earnings to fixed charges for the years ended December 31, 2009, 2008, 2007, 2006 and 2005 were 0.04, 1.52, 0.91, 1.14 and 1.27, respectively. See “Ratio of Earnings to Fixed Charges.”

Recent Developments

On October 13, 2010, we filed a Current Report on Form 8-K, which is incorporated by reference herein, to recast our Annual Report on Form 10-K for the year ended December 31, 2009 and our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2010 to provide guarantor financial information pursuant to Rule 3-10 of Regulation S-X regarding certain of our subsidiaries that guarantee the notes.

The Exchange Offer

On February 12, 2010, we privately placed $2,000,000,000 aggregate principal amount of the old notes in a transaction exempt from registration under the Securities Act. In connection with the private placement, we entered into a registration rights agreement, dated as of February 12, 2010, with the initial purchasers of the old notes. In the registration rights agreement, we agreed to offer to exchange old notes for new notes registered under the Securities Act. We also agreed to deliver this prospectus to the holders of the old notes. In this prospectus the old notes and the new notes are referred to together as the “notes.” You should read the discussion under the heading “Description of the New Notes” for information regarding the new notes.

The Exchange Offer	We are offering to exchange up to $2,000,000,000 principal amount of the new notes for an identical principal amount of the old notes. The new notes are substantially identical to the old notes, except that:

•	the new notes will be freely transferable, other than as described in this prospectus;

•	holders of the new notes will not be entitled to the rights of the holders of the old notes under the registration rights agreement; and

•	the new notes will not contain any provisions regarding the payment of additional interest for failure to satisfy obligations under the registration rights agreement.

As a condition to its participation in the exchange offer, each holder of old notes must furnish, upon our request, prior to the consummation of the exchange offer, a written representation that:

•	it is not one of our “affiliates,” which is defined in Rule 405 of the Securities Act;

•	it is acquiring the new notes in the ordinary course of its business;

•	it does not have any arrangement or understanding with any person to participate in a distribution of the new notes; and

•	it is not engaged in, and does not intend to engage in, a distribution of the new notes.

Each holder has acknowledged and agreed that any broker-dealer and any such holder using the exchange offer to participate in a distribution of the securities to be acquired in the exchange offer (1) could not under SEC policy as in effect on the date of the registration rights agreement rely on the position of the SEC enunciated in Morgan Stanley & Co., Inc., SEC no-action letter (June 5, 1991), Exxon Capital Holdings Corporation, SEC no-action letter (May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such secondary resale transaction should be covered by an effective registration statement containing required selling security holder information if the resales are of new notes obtained by such holder in exchange for old notes acquired by such holder directly from Ally.

Registration Rights	Pursuant to a registration rights agreement, Ally has agreed to use commercially reasonable efforts to consummate an offer to exchange the old notes for the new notes registered under the Securities Act, with terms substantially identical to those of the old notes (except for the provisions relating to transfer restrictions and payment of additional interest) not later than the date that is 270 days after the initial issuance of the old notes. If Ally fails to satisfy its registration obligations under the registration rights agreement, including, if required, its obligation to have an effective shelf registration statement for the old notes, Ally will be required to pay additional interest to the holders of the old notes under certain circumstances.

No Minimum Condition	The exchange offer is not conditioned on any minimum aggregate principal amount of old notes being tendered for exchange.

Expiration Date	The exchange offer will expire at , New York City time, on , 2010, unless it is extended by Ally in its sole discretion.

Settlement Date	The settlement date of the offer will be promptly following the expiration date.

Conditions to the Exchange Offer	Our obligation to complete the exchange offer is subject to the satisfaction or waiver of customary conditions. See “The Exchange Offer—Conditions to the Exchange Offer.” We reserve the right to assert or waive these conditions in our sole discretion. Ally has the right, in its sole discretion, to terminate or withdraw the exchange offer if any of the conditions described under “The Exchange Offer—Conditions to the Exchange Offer” are not satisfied or waived.

Withdrawal Rights	You may withdraw the tender of your old notes at any time before the expiration date. Any old notes not accepted for any reason will be returned to you without expense as promptly as practicable after the expiration or termination of the exchange offer.

Appraisal Rights	Holders of old notes do not have any rights of appraisal for their old notes if they elect not to tender their old notes for exchange.

Procedures for Tendering Old Notes	See “The Exchange Offer—How to Tender.”

Effect on Holders of Old Notes

As a result of the making of, and upon acceptance for exchange of all validly tendered old notes pursuant to the terms of, the exchange offer, we will have fulfilled a covenant under the registration rights agreement. Accordingly, following the consummation of the exchange offer, there will be no increase in the interest rate on the outstanding old notes under the circumstances described in the registration rights agreement. If you do not tender your old notes in the exchange offer, you will continue to be entitled to all the rights and limitations applicable to the old notes as set forth in the indenture, except we will not have any further obligation to you to provide for the exchange and registration of the old notes under the registration rights agreement. To the extent that old notes are tendered and accepted in the exchange offer, the trading market for old notes could be adversely affected.

Consequences of Failure to Exchange	All untendered old notes will continue to be subject to the restrictions on transfer set forth in the old notes and in the indenture. In general, the old notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we do not anticipate that we will register the old notes under the Securities Act.

Material United States Tax Consequences of the Exchange Offer	Your exchange of old notes for new notes will not result in any income, gain or loss to you for federal income tax purposes. See “Material United States Tax Consequences of the Exchange Offer.”

Use of Proceeds	We will not receive any proceeds from the issuance of the new notes in the exchange offer.

Broker-Dealers	Each broker-dealer that receives new notes in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities (other than old notes acquired directly from Ally), must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such new notes received by such broker-dealer in the exchange offer, which prospectus delivery requirement may be satisfied by the delivery of this prospectus, as it may be amended or supplemented from time to time.

We have agreed that we will provide sufficient copies of the latest version of this prospectus to such broker-dealers promptly upon request during the period ending on the earlier of (i) 180 days from the date on which the registration statement of which this prospectus forms a part is declared effective and (ii) the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities. See “Plan of Distribution.”

Each holder has acknowledged and agreed that any broker-dealer and any such holder using the exchange offer to participate in a distribution of the securities to be acquired in the exchange offer (1) could not under SEC policy as in effect on the date of the registration rights agreement rely on the position of the SEC enunciated in

Morgan Stanley & Co., Inc., SEC no-action letter (June 5, 1991), Exxon Capital Holdings Corporation, SEC no-action letter (May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such secondary resale transaction should be covered by an effective registration statement containing required selling security holder information if the resales are of new notes obtained by such holder in exchange for old notes acquired by such holder directly from Ally.

Exchange Agent and Information Agent	Global Bondholder Services Corporation is serving as exchange agent and the information agent in connection with the exchange offer. Its address and telephone numbers are listed in “The Exchange Offer—Exchange Agent and Information Agent.”

The New Notes and the Note Guarantees

The summary below describes the principal terms of the new notes and the note guarantees. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of the New Notes” section of this prospectus contains a more detailed description of the terms and conditions of the new notes.

The new notes are substantially identical to the old notes, except that the new notes have been registered under the Securities Act and will not be subject to the transfer restrictions, additional interest provisions relating to the old notes or registration rights. The new notes will evidence the same debt as the old notes, be guaranteed by the same subsidiaries of Ally and be entitled to the benefits of the indenture.

Issuer	Ally Financial Inc.

Notes Offered	$2,000,000,000 aggregate principal amount of new notes in exchange for $2,000,000,000 aggregate principal amount of outstanding old notes.

Maturity	The new notes will mature on February 12, 2015.

Interest	The new notes will bear interest at a rate of 8.300% per year and will be payable semi-annually, in cash in arrears, on February 12 and August 12 of each year, beginning on February 12, 2011.

With respect to the initial interest payment on the new notes, interest on each new note will accrue from the last interest payment date on which interest was paid on the outstanding old note surrendered in exchange therefore or, if no interest has been paid on such outstanding old note, from the date of the original issuance of such outstanding old note. For subsequent interest payments, interest will accrue from and including the most recent interest payment date (whether or not such interest payment date was a business day) for which interest has been paid or provided for to but excluding the relevant interest payment date.

Ranking	The new notes will constitute unsubordinated unsecured indebtedness of Ally.

The new notes will:

•	rank equally in right of payment with all of Ally’s existing and future unsubordinated unsecured indebtedness;

•	rank senior in right of payment to all of Ally’s existing and future indebtedness that by its terms is expressly subordinated to the new notes;

•	be effectively subordinated to Ally’s existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness; and

•

be structurally subordinated to all of the existing and future indebtedness and other liabilities (including trade payables) of Ally’s subsidiaries not guaranteeing the new notes to the extent of the value of the assets of such subsidiaries.

As of June 30, 2010, the Company had approximately $95.2 billion in principal amount of total debt outstanding, consisting of $53.1 billion and $42.1 billion in principal amount of unsecured and secured debt, respectively. As of June 30, 2010, Ally on a standalone basis had approximately $47.9 billion in aggregate principal amount of total debt outstanding, all of which was unsecured.

Note Guarantees	The note guarantees will constitute unsubordinated unsecured indebtedness of each note guarantor and will:

•	rank equally in right of payment with all existing and future unsubordinated unsecured indebtedness of such note guarantor;

•	rank senior in right of payment to all existing and future indebtedness of such note guarantor that by its terms is expressly subordinated to the note guarantee of such note guarantor;

•	be effectively subordinated to the note guarantors’ existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness; and

•

be structurally subordinated to all of the existing and future indebtedness and other liabilities (including trade payables) of such note guarantor’s non-guarantor subsidiaries to the extent of the value of the assets of such subsidiaries.

The obligations of a note guarantor under its note guarantee are limited to the maximum amount that will result in the obligations of such note guarantor under the note guarantee not to be deemed to constitute a fraudulent conveyance or fraudulent transfer under applicable law. See “Risk Factors—Risks Related to the Note Guarantees—Because each note guarantor’s liability under the note guarantees may be reduced, voided or released under circumstances, you may not receive any payments from some or all of the note guarantors.”

Redemption	The new notes are not subject to redemption prior to maturity.

Certain Covenants	The indenture governing the new notes contains covenants that, among other things,

•	limit Ally’s ability to:

•	grant liens on its assets to secure indebtedness without equally and ratably securing the new notes; and

•	merge or consolidate, or transfer or dispose of all or substantially all of its assets; and

•	require Ally to provide certain periodic and interim reports to the holders of the new notes.

The new notes will contain covenants that, among other things:

•

require Ally to use the net sale proceeds of any sale, disposal or transfer of equity interests of any note guarantor held by Ally in a transaction following which Ally ceases to own a majority of the equity interests of such note guarantor to make an investment in one or more note guarantors or subsidiaries of note guarantors, including any subsidiary of Ally that becomes a note guarantor or a subsidiary of a note guarantor, as described in “Description of the New Notes—Certain Covenants—Limitation on Sale of Equity Interests of Note Guarantors”;

•	limit the ability of Ally’s subsidiaries (other than any note guarantor) to guarantee the payment of certain other debt;

•	limit the ability of Ally and its subsidiaries to make payments to holders of new notes in return for a consent, waiver or amendment to the terms of the new notes; and

•

require Ally to provide certain additional financial information to the holders of the new notes and to prospective investors, upon their request, under certain circumstances, as described in the last sentence of “Description of the New Notes—Certain Covenants—SEC Reports and Reports to Holders.”

The guarantee agreement will contain covenants that will, among other things:

•	limit the ability of the note guarantors to merge or consolidate, or to sell or convey all or substantially all of their assets; and

•	limit the ability of the note guarantors or any subsidiary of a note guarantor to:

•	grant liens on their assets to secure certain indebtedness without equally and ratably securing the new notes;

•	grant liens on their assets to secure any debt of ResCap or any subsidiary of ResCap;

•	guarantee any debt of ResCap or any subsidiary of ResCap;

•	engage in certain asset sales to Ally or any subsidiary or other affiliate of Ally that is not a note guarantor or a subsidiary of a note guarantor; and

•	engage in certain transactions with affiliates of Ally.

Risk Factors	Before tendering old notes, holders should carefully consider all of the information set forth and incorporated by reference in this prospectus and, in particular, should evaluate the specific risk factors set forth under the section entitled “Risk Factors.”

Absence of a Public Market for the New Notes	The new notes will be new securities for which there is no market. We do not intend to list the new notes on any securities exchange. Accordingly, we cannot assure you that a liquid market for the new notes will develop or be maintained.

RISK FACTORS

Your decision whether to participate in the exchange offer will involve risk. The risks described below are intended to highlight risks that are specific to the exchange offer, the notes and the related guarantees, but are not the only risks we face. You should be aware of, and carefully consider, the following risk factors, along with all of the risks and other information provided or referred to in this prospectus and the documents incorporated by reference herein, including the discussions in our Annual Report on Form 10-K for the year ended December 31, 2009 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010, in each case, including all of the risks discussed in the Risk Factors section thereof, before deciding whether to participate in the exchange offer. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of those risks actually occurs, our business, financial condition and results of operations would suffer. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements” in this prospectus.

Risks Relating to the Notes and the Exchange Offer

You may not be able to sell your old notes if you do not exchange them for new notes in the exchange offer.

If you do not exchange your old notes for new notes in the exchange offer, your old notes will continue to be subject to the restrictions on transfer as stated in the legend on the old notes. In general, you may not reoffer, resell or otherwise transfer the old notes in the United States unless they are:

•	registered under the Securities Act;

•	offered or sold under an exemption from the Securities Act and applicable state securities laws; or

•	offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.

We do not currently anticipate that we will register the old notes under the Securities Act.

Holders of the old notes who do not tender their old notes will have no further rights under the registration rights agreement, including registration rights and the right to receive additional interest.

Holders who do not tender their old notes will not have any further registration rights or any right to receive additional interest under the registration rights agreement or otherwise.

The market for old notes may be significantly more limited after the exchange offer and you may not be able to sell your old notes after the exchange offer.

If old notes are tendered and accepted for exchange under the exchange offer, the trading market for old notes that remain outstanding may be significantly more limited. As a result, the liquidity of the old notes not tendered for exchange could be adversely affected. The extent of the market for old notes and the availability of price quotations would depend upon a number of factors, including the number of holders of old notes remaining outstanding and the interest of securities firms in maintaining a market in the old notes. An issue of securities with a similar outstanding market value available for trading, which is called the “float,” may command a lower price than comparable issues of securities with a greater float. As a result, the market price for old notes that are not exchanged in the exchange offer may be affected adversely as old notes exchanged in the exchange offer reduce the float. The reduced float also may make the trading price of the old notes that are not exchanged more volatile.

Your old notes will not be accepted for exchange if you fail to follow the exchange offer procedures and, as a result, your old notes will continue to be subject to existing transfer restrictions and you may not be able to sell your old notes.

We will not accept your old notes for exchange if you do not follow the exchange offer procedures. We will issue new notes as part of the exchange offer only after timely receipt of your old notes, a properly completed and duly executed letter of transmittal and all other required documents. Therefore, if you want to tender your old notes, please allow sufficient time to ensure timely delivery. If we do not receive your old notes, letter of transmittal and other required documents by the expiration date of the exchange offer, we will not accept your old notes for exchange. We are under no duty to give notification of defects or irregularities with respect to the tenders of old notes for exchange. If there are defects or irregularities with respect to your tender of old notes, we will not accept your old notes for exchange.

There is no established trading market for the new notes and there is no assurance that any active trading market will develop for the new notes.

The new notes will be issues of securities for which there is no established public market. An active market for the new notes may not develop or, if developed, it may not continue. The liquidity of any market for the new notes will depend upon, among other things, the number of holders of the new notes, our performance, the market for similar securities, the interest of securities dealers in making a market in the new notes and other factors. A liquid trading market may not develop for the new notes. If a market develops, the new notes could trade at prices that may be lower than the initial offering price of the new notes. If an active market does not develop or is not maintained, the price and liquidity of the new notes may be adversely affected. Historically, the market for non-investment grade debt securities has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the new notes. The market, if any, for the new notes may not be free from similar disruptions and any such disruptions may adversely affect the prices at which you may sell your new notes.

Some persons who participate in the exchange offer must deliver a prospectus in connection with resales of the new notes

Based on the position of the SEC enunciated in Morgan Stanley & Co., Inc., SEC no-action letter (June 5, 1991) and Exxon Capital Holdings Corporation, SEC no-action letter (May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling dated July 2, 1993, we believe that you may offer for resale, resell or otherwise transfer the new notes without compliance with the registration and prospectus delivery requirements of the Securities Act. However, in some instances described in this prospectus under “Plan of Distribution,” you will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act to transfer your new notes. In these cases, if you transfer any new note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your new notes under the Securities Act, you may incur liability under the Securities Act. We do not and will not assume, or indemnify you against, this liability.

Our substantial level of indebtedness could materially adversely affect our ability to generate sufficient cash to fulfill our obligations under the new notes, our ability to react to changes in our business and our ability to incur additional indebtedness to fund future needs.

We have a substantial amount of indebtedness, which requires significant interest and principal payments. As of June 30, 2010, we had approximately $95.2 billion in principal amount of indebtedness outstanding. Our existing and future secured indebtedness will rank effectively senior to the new notes to the extent of the value of the assets securing such indebtedness. We may incur additional indebtedness from time to time. If we do so, the risks related to our high level of indebtedness could be increased.

Our substantial level of indebtedness could have important consequences to holders of the new notes, including the following:

•	making it more difficult for us to satisfy our obligations with respect to our indebtedness, including the new notes;

•	requiring us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing funds available for other purposes;

•	increasing our vulnerability to adverse economic and industry conditions, which could place us at a competitive disadvantage compared to our competitors that have relatively less indebtedness;

•	limiting our flexibility in planning for, or reacting to, changes in our business and the industries in which we operate; and

•

limiting our ability to borrow additional funds, or to dispose of assets to raise funds, if needed, for working capital, capital expenditures, acquisitions, research and development and other corporate purposes.

In addition, a breach of any of the restrictions or covenants in our debt agreements could cause a cross-default under other debt agreements. A significant portion of our indebtedness then may become immediately due and payable. We are not certain whether we would have, or be able to obtain, sufficient funds to make these accelerated payments. If any of our indebtedness is accelerated, our assets may not be sufficient to repay in full such indebtedness and our other indebtedness.

We may not be able to generate sufficient cash to service all of our indebtedness, including the new notes.

Our ability to make scheduled payments of principal and interest or to satisfy our obligations in respect of our indebtedness, to refinance our indebtedness or to fund capital expenditures will depend on our future operating performance. Prevailing economic conditions (including interest rates), regulatory constraints, including, among other things, on distributions to us from our subsidiaries and required capital levels with respect to certain of our banking and insurance subsidiaries, and financial, business and other factors, many of which are beyond our control, will also affect our ability to meet these needs. We may not be able to generate sufficient cash flows from operations, or obtain future borrowings in an amount sufficient to enable us to pay our indebtedness, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness on or before maturity. We may not be able to refinance any of our indebtedness when needed on commercially reasonable terms or at all.

Our subsidiaries that are not note guarantors (including subsidiaries of the note guarantors that are not note guarantors) will not guarantee the new notes and will not be restricted under the indenture for the new notes. Your right to receive payments on the new notes and the note guarantees are effectively subordinated to the indebtedness of our non-guarantor subsidiaries.

Our subsidiaries that are not note guarantors will not guarantee the new notes and will not be restricted under the indenture for the new notes. Accordingly, in the event of a bankruptcy or insolvency, the claims of creditors of those non-guarantor subsidiaries would also rank effectively senior to the new notes, to the extent of the assets of those subsidiaries. None of the non-guarantor subsidiaries, or any of their respective subsidiaries, has any obligation to pay any amounts due on the new notes or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. In the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, holders of their liabilities, including trade creditors, will generally be entitled to payment of their claims from the assets of those non-guarantor subsidiaries before any assets are made available for distribution to us. The new notes and the indenture and the guarantee agreement relating thereto will permit us to sell our interests in (through merger, consolidation or otherwise) the non-guarantor subsidiaries, or sell all or substantially all of the assets of any of the non-guarantor subsidiaries, in each case, without the consent of the holders of the new notes in certain circumstances.

Our less than wholly owned subsidiaries may also be subject to restrictions on their ability to distribute cash to us in their financing or other agreements. As a result, we may not be able to access their cash flows to service our debt obligations, including obligations in respect of the new notes.

The new notes and the note guarantees will be effectively subordinated to our and the note guarantors’ existing and future secured indebtedness which is secured by a lien on certain of our assets or certain assets of the note guarantors.

As of June 30, 2010, we had approximately $42.1 billion in aggregate principal amount of secured indebtedness outstanding. The new notes and the note guarantees will not be secured by any of our assets. As a result, our and the note guarantors’ existing and future secured indebtedness will rank effectively senior to the indebtedness represented by the new notes and the note guarantees, to the extent of the value of the assets securing such indebtedness. In the event of any distribution or payment of our or the note guarantors’ assets in any foreclosure, dissolution, winding-up, liquidation or reorganization, or other bankruptcy proceeding, our or the note guarantors’ secured creditors will have a superior claim to their collateral, as applicable. If any of the foregoing occurs, we cannot assure you that there will be sufficient assets to pay amounts due on the new notes. The existing and future liabilities of our subsidiaries, excluding those subsidiaries that do guarantee the new notes, will be structurally senior to the indebtedness represented by the new notes to the extent of the value of the assets of such subsidiaries.

In addition, if we default under any of our existing or future secured indebtedness, the holders of such indebtedness could declare all of the funds borrowed thereunder, together with accrued interest, immediately due and payable. If we are unable to repay such indebtedness, the holders of such indebtedness could foreclose on the pledged assets to the exclusion of the holders of the new notes, even if an event of default exists under the indenture governing the new notes at such time. In any such event, because the new notes will not be secured by any of our assets, it is possible that there would be no assets remaining from which your claims could be satisfied or, if any assets remained, they might be insufficient to satisfy your claims in full.

A court could deem the issuance of the new notes to be a fraudulent conveyance and void all or a portion of the obligations represented by the new notes.

In a bankruptcy proceeding, a trustee, debtor in possession, or someone else acting on behalf of the bankruptcy estate may seek to recover transfers made or void obligations incurred prior to the bankruptcy proceeding on the basis that such transfers and obligations constituted fraudulent conveyances. Fraudulent conveyances are generally defined to include transfers made or obligations incurred for less than reasonably equivalent value or fair consideration when the debtor was insolvent, inadequately capitalized or in similar financial distress or that rendered the debtor insolvent, inadequately capitalized or unable to pay its debts as they become due, or transfers made or obligations incurred with the intent of hindering, delaying or defrauding current or future creditors. A trustee or such other parties may recover such transfers and avoid such obligations made within two years prior to the commencement of a bankruptcy proceeding. Furthermore, under certain circumstances, creditors may generally recover transfers or void obligations outside of bankruptcy under applicable fraudulent transfer laws, within the applicable limitation period, which are typically longer than two years. In bankruptcy, a representative of the estate may also assert such claims. If a court were to find that Ally issued the new notes under circumstances constituting a fraudulent conveyance, the court could void all or a portion of the obligations under the new notes. In addition, under such circumstances, the value of any consideration holders received with respect to the new notes could also be subject to recovery from such holders and possibly from subsequent transferees.

Therefore, a new note could be voided, or claims in respect of a new note could be subordinated to all other debts of Ally, if Ally at the time it incurred the indebtedness evidenced by the new notes received less than reasonably equivalent value or fair consideration for the issuance of the new notes, and:

•	was insolvent or rendered insolvent by reason of such issuance or incurrence;

•	was engaged in a business or transaction for which Ally’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a debtor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than all of its assets at fair valuation;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

We cannot assure you as to what standard a court would apply in determining whether Ally would be considered to be insolvent. If a court determined that Ally was insolvent after giving effect to the issuance of the new notes and note guarantees, it could void the new notes, or potentially impose other forms of damages.

With respect to certain actions under the indenture governing the new notes, holders of the new notes will vote together as a single class with holders of all other debt securities issued under the indenture governing the new notes that are adversely affected by such actions; therefore the voting interest of a holder of new notes under the indenture with respect to such actions will be diluted.

For purposes of the indenture governing the new notes, the new notes offered hereby and all other debt securities issued thereunder will generally constitute a single class of debt securities. Therefore, any action under the indenture governing the new notes other than those actions affecting only the new notes will require the consent of the holders of not less than 66 2/3% in aggregate principal amount of the debt securities issued thereunder that are affected thereby. See “Description of the New Notes—Modification of the Indenture.” Consequently, any action requiring the consent of holders of the new notes under the indenture governing the new notes may also require the consent of holders of a significant portion of the remaining debt securities issued thereunder, and the individual voting interest of each holder of the new notes may be accordingly diluted with respect to such actions. In addition, holders of debt securities could vote in favor of certain actions under the indenture that holders of the new notes vote against, and the requisite consent to such action could be received nonetheless. We also may, from time to time, issue additional debt securities under the indenture governing the new notes which could further dilute the individual voting interest of each holder of the new notes with respect to such actions.

In the event that a bankruptcy court orders the substantive consolidation of any of the note guarantors with Ally or any of its other subsidiaries, payments on the new notes could be delayed or reduced.

We believe that Ally and the note guarantors have observed and will observe certain corporate and other formalities and operating procedures that are generally recognized requirements for maintaining the separate existence of the note guarantors and that the assets and liabilities of the note guarantors can be readily identified as distinct from those of Ally and its other subsidiaries. However, we cannot assure you that a bankruptcy court would agree in the event that Ally or any of its subsidiaries becomes a debtor under the United States Bankruptcy Code. If a bankruptcy court so orders the substantive consolidation of the note guarantors with Ally or any of its other subsidiaries, noteholders should expect payments on the new notes to be delayed and/or reduced.

RISKS RELATING TO THE NOTE GUARANTEES

Because each note guarantor’s liability under the note guarantees may be reduced, voided or released under certain circumstances, you may not receive any payments from some or all of the note guarantors.

The holders of the new notes will have the benefit of the guarantees of the note guarantors. However, the guarantees by the note guarantors are limited to the maximum amount that the note guarantors are permitted to guarantee under applicable law. As a result, a note guarantor’s liability under its note guarantee could be reduced depending on the amount of other obligations of such note guarantor. Further, under the circumstances discussed below, a court under Federal or applicable fraudulent conveyance and transfer statutes could void the obligations under a note guarantee or further subordinate it to all other obligations of the note guarantor. In addition, the holders of the new notes will lose the benefit of a particular note guarantee if it is released under certain circumstances described under “Description of the New Notes—Note Guarantees.”

A court could deem the note guarantees a fraudulent conveyance and void all or a portion of the obligations of the note guarantors.

If a court were to find that any of the note guarantors issued the note guarantees under circumstances constituting a fraudulent conveyance, the court could void all or a portion of the obligations under such note guarantee and, if payment had already been made under the relevant note guarantee, require that the recipient return the payment to the relevant note guarantor.

A note guarantee could be voided, or claims in respect of a note guarantee could be subordinated to all other debts of the applicable note guarantor if the note guarantor at the time it incurred the obligation evidenced by the note guarantee received less than reasonably equivalent value or fair consideration for the issuance of the note guarantee, and:

•	was insolvent or rendered insolvent by reason of such issuance or incurrence;

•	was engaged in a business or transaction for which such applicable note guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

We cannot assure you as to what standard a court would apply in determining whether a note guarantor would be considered to be insolvent. If a court decided any note guarantee provided by any note guarantor was a fraudulent conveyance and voided such note guarantee, or held it unenforceable for any other reason, you would cease to have any claim in respect of such note guarantor providing such voided note guarantee and would be a creditor solely of Ally as issuer of the new notes and the remaining note guarantors.

The guarantee agreement relating to the new notes will contain a provision intended to limit each note guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its note guarantee to be a fraudulent transfer. This provision may not be effective to protect the note guarantees from being voided under fraudulent transfer law, or may eliminate the note guarantor’s obligations or reduce the note guarantor’s obligations to an amount that effectively makes the note guarantee worthless. In a recent Florida bankruptcy case, a similar provision was found to be ineffective to protect the note guarantees.

If the note guarantees were legally challenged, any note guarantee could also be subject to the claim that, since the note guarantee was incurred for Ally’s benefit, and only indirectly for the benefit of the applicable note guarantor, the obligations of the applicable note guarantor were incurred for less than fair consideration. A court could thus void the obligations under the note guarantees, subordinate them to the applicable note guarantor’s other debt or take other action detrimental to the holders of the new notes.

A court could deem the note guarantee of GMAC International Holdings a fraudulent conveyance or a violation of other laws and void all or a portion of the obligations of GMAC International Holdings under Dutch law.

To the extent that Dutch law applies, a guarantee granted by a legal entity may, under certain circumstances, be nullified by any of its creditors, if (i) the guarantee was granted without an obligation to do so (onverplicht), (ii) the creditor concerned was prejudiced as a consequence of the guarantee and (iii) at the time the guarantee was granted both the legal entity and, unless the guarantee was granted for no consideration (om niet), the beneficiary of the guarantee knew or should have known that one or more of the entities’ creditors (existing or future) would be prejudiced. Also to the extent that Dutch insolvency law applies, a guarantee or security may be nullified by the receiver (curator) on behalf of and for the benefit of all creditors of the insolvent debtor.

In addition, if a Dutch company grants a guarantee and that guarantee is not in the company’s corporate interest, the guarantee may be nullified by the Dutch company, its receiver and its administrator (bewindvoerder) and, as a consequence, not be valid, binding and enforceable against it. In determining whether the granting of such guarantee is in the interest of the relevant company, the Dutch courts would consider the text of the objects clause in the articles of association of the company and whether the company derives certain commercial benefits from the transaction in respect of which the guarantee was granted. In addition, if it is determined that there are no, or insufficient, commercial benefits from the transaction for the company that grants the guarantee, then such company (and any bankruptcy receiver) may contest the enforcement of the guarantee. It remains possible that even where strong financial and commercial interdependence exists, the transaction may be declared void if it appears that the granting of the guarantee cannot serve the realization of the relevant company’s objectives.

If Dutch law applies, a guarantee or security governed by Dutch law may be voided by a court, if the document was executed through undue influence (misbruik van omstandigheden), fraud (bedrog), duress (bedreiging) or mistake (dwaling) of a party to the agreement contained in that document.

In addition, a guarantee issued by a Dutch company may be suspended or voided by the Enterprise Chamber of the Court of Appeal in Amsterdam (Ondernemingskamer van het Gerechtshof te Amsterdam) on the motion of a trade union and of other entities entitled thereto in the articles of association (statuten) of the relevant Dutch company. Likewise, the guarantee or security itself may be upheld by the Enterprise Chamber, yet actual payment under it may be suspended or avoided.

The new notes, the indenture and guarantee agreement related thereto contain only limited restrictions on the business and activities of the note guarantors and our ability to sell the equity interests in note guarantors.

The new notes, the guarantee agreement and the indenture relating thereto will permit the note guarantors to, among other things, transfer less than substantially all of their assets, pledge their assets or incur indebtedness or other obligations in each case without the consent of the holders of the new notes and subject to certain limited exceptions. To the extent that the note guarantors engage in any such transactions, the amount of assets of such note guarantors available to satisfy their obligations under the note guarantees may be reduced or eliminated.

Although we are required to use the proceeds of any sale, disposal or transfer of the equity interests of any note guarantor held by Ally in a transaction following which Ally ceases to own a majority of the equity interests of such note guarantor to reinvest in a note guarantor or a subsidiary of a note guarantor, upon such a sale, the note guarantee of such former subsidiary will be released and it will have no further obligation with respect to the new notes.

USE OF PROCEEDS

This exchange offer is intended to satisfy our obligations under the registration rights agreement. We will not receive any cash proceeds from the issuance of the new notes. In consideration for issuing the new notes contemplated in this prospectus, we will receive outstanding securities in like principal amount, the form and terms of which are the same as the form and terms of the new notes, except as otherwise described in this prospectus. The old notes surrendered in exchange for new notes will be retired and canceled. Accordingly, no additional debt will result from the exchange. We have agreed to bear the expense of the exchange offer.

Our net proceeds from the sale of the old notes were approximately $1,953,980,000, after deducting offering discounts and commissions and before estimated offering expenses payable by us. Our expenses were approximately $750,000. We used the net proceeds to make loans as well as to purchase receivables and for other general corporate purposes.

CAPITALIZATION

The following table sets forth the actual capitalization of Ally on a consolidated basis as of June 30, 2010.

This table should be read in conjunction with the information under the heading “Selected Historical Consolidated Financial Data” elsewhere in this prospectus and the historical consolidated financial statements and related notes that are incorporated by reference into this prospectus.

As of June 30, 2010
Actual
(in millions)
Cash and cash equivalents	$14,348

Short-term debt:
Secured	$3,324
Unsecured	3,730

Total short-term debt	7,054

Long-term debt:
Secured
Due within one year	13,734
Due after one year	25,020

Total secured long-term debt	38,754

Unsecured
Existing debt due within one year	6,203
Existing debt due after one year(1)	40,248
8.300% Senior Guaranteed Notes due 2015	—

Total unsecured long-term debt	46,451

Total debt	92,259

Equity
Common stock and paid-in capital	13,829
Preferred stock held by U.S. Department of Treasury	10,893
Preferred stock	1,287
Accumulated deficit	(5,421)
Accumulated other comprehensive income	185

Total equity	20,773

Total capitalization(2)	$105,978

Totals may not add up due to rounding.

(1)	Balance includes $795 million of fair value adjustment that was unallocated on June 30, 2010, which is required to balance total debt.
(2)	Total capitalization includes long-term debt and equity.

RATIO OF EARNINGS TO FIXED CHARGES

Our consolidated ratio of earnings to fixed charges were as follows for the periods presented:

	Six months ended June 30,	Year ended December 31,
($ in millions)	2010(a)	2009(a)	2008(a)	2007(a)	2006(a)	2005(a)
Ratio of earnings to fixed charges(b)	1.18	0.04	1.52	0.91	1.14	1.27

(a)	During 2009, we committed to sell certain operations of our International Automotive Finance operations, Insurance operations, Mortgage operations, and Commercial Finance Group. We report these businesses separately as discontinued operations in the Consolidated Financial Statements. Refer to Note 2 to the Consolidated Financial Statements for further discussion of our discontinued operations. All reported periods of the calculation of the ratio of earnings to fixed charges exclude discontinued operations.
(b)	The ratio indicates a less than one-to-one coverage for the years ended December 31, 2009 and 2007. Earnings available for fixed charges for the years ended December 31, 2009 and 2007, were inadequate to cover total fixed charges. The deficit amounts for the ratio were $6,938 million and $1,293 million for the years ended December 31, 2009 and 2007, respectively.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following tables set forth selected historical financial information for Ally on a consolidated basis derived from its: (i) unaudited financial statements for the six months ended June 30, 2009 and 2010 and as of June 30, 2010, which are incorporated by reference into this prospectus; (ii) audited financial statements for the years ended December 31, 2007, 2008 and 2009 and as of December 31, 2008 and 2009, which are incorporated by reference into this prospectus; and (iii) audited financial statements for the years ended December 31, 2005 and 2006 and as of December 31, 2005, 2006 and 2007, which are not incorporated by reference into this prospectus. The historical financial information presented may not be indicative of our future performance. In addition, our results for the six months ended June 30, 2010 are not necessarily indicative of results to be expected for the entire year ending December 31, 2010.

The selected historical financial information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the corresponding notes, which are incorporated by reference in this prospectus.

	For the Years Ended December 31,					For the Six Months Ended June 30,
	2005	2006	2007	2008	2009	2009	2010
						(unaudited)
Financial Statement Data:	(in millions)
Revenue:
Total financing revenue and other interest income	$22,249	$24,191	$21,898	$18,225	$13,192	$6,916	$6,019
Interest expense	12,428	14,685	13,626	10,574	7,324	3,936	3,369
Depreciation expense on operating lease assets	4,657	5,055	4,551	5,478	3,748	2,113	1,182
Impairment of investment in operating leases	—	—	—	1,218	—	—	—

Net financing revenue	5,164	4,451	3,721	955	2,120	867	1,468
Total other revenue(1)	7,726	7,849	6,169	15,288	4,427	2,117	2,486

Total net revenue	12,890	12,300	9,890	16,243	6,547	2,984	3,954
Provision for loan losses	1,064	1,942	3,039	3,102	5,611	1,863	366
Impairment of goodwill and other intangible assets(2)	712	840	385	16	—	—	—
Total other non-interest expense	7,972	7,622	7,831	8,354	7,865	3,381	2,961

Income (loss) from continuing operations before income tax expense (benefit)	3,142	1,896	(1,365)	4,771	(6,929)	(2,260)	627
Income tax expense (benefit) from continuing operations(3)	1,084	32	514	(131)	77	972	69

Net income (loss) from continuing operations	2,058	1,864	(1,879)	4,902	(7,006)	(3,232)	558
Income (loss) from discontinued operations, net of tax	224	261	(453)	(3,034)	(3,292)	(1,346)	169

Net income (loss)	$2,282	$2,125	$(2,332)	$1,868	$(10,298)	$(4,578)	$727

(1)	2008 amount includes $12.6 billion for gains on the extinguishment of debt, primarily related to private exchange and cash tender offers settled during the fourth quarter. 2006 amount includes realized capital gains of $1.1 billion primarily related to the rebalancing of our investment portfolio at our Insurance operations.

(2)	Relates primarily to goodwill and other intangible asset impairments taken at our Insurance operations in 2008, our Mortgage operations in 2007, our Commercial Finance Group operations in 2006 and 2005, and our former commercial mortgage operations in 2005.
(3)	Effective June 30, 2009, Ally converted from a limited liability company into a corporation and, as a result, became subject to corporate U.S. federal, state, and local taxes beginning in the third quarter of 2009. Our conversion to a corporation resulted in a change in tax status and a net deferred tax liability of $1.2 billion was established through income tax expense. Effective November 28, 2006, Ally, along with certain of its U.S. subsidiaries, converted to limited liability companies (LLCs) and became pass-through entities for U.S. federal income tax purposes. Our conversion to an LLC resulted in a change in tax status and the elimination of a $791 million net deferred tax liability through income tax expense.

	As of December 31,					As of June 30, 2010
	2005	2006	2007	2008	2009
						(unaudited)
	(in millions)
Balance Sheet Data:
Cash and cash equivalents	$15,424	$15,459	$17,677	$15,151	$14,788	$14,348
Total investment in operating leases, net	31,211	24,184	32,348	26,390	15,995	11,895
Total finance receivables and loans, net	186,490	172,845	126,627	98,295	75,256	90,339
Total assets	324,321	291,971	248,939	189,476	172,306	176,802
Total deposit liabilities	12,526	11,854	15,281	19,807	31,756	35,214
Total debt	254,698	236,985	193,148	126,321	98,313	92,259
Total equity	21,685	14,369	15,565	21,854	20,839	20,773

THE EXCHANGE OFFER

Purpose of the Exchange Offer

On February 12, 2010, Ally privately placed $2,000,000,000 aggregate principal amount of old notes in a transaction exempt from registration under the Securities Act. Accordingly, the old notes may not be reoffered, resold or otherwise transferred in the United States unless so registered or unless an exemption from the Securities Act registration requirements is available. In the registration rights agreement, we agreed to file a registration statement with the SEC relating to the exchange offer and upon effectiveness of the exchange offer registration statement, commence the exchange offer. We must use commercially reasonable efforts to consummate such exchange offer not later than 270 days following February 12, 2010 (or if such 270th day is not a business day, the next succeeding business day) (the “exchange date”).

In addition, we have agreed to keep the exchange offer open for at least 20 business days, or longer if required by applicable federal and state securities laws, after the date notice of the exchange offer is mailed to the holders of the old notes. The new notes are being offered under this prospectus to satisfy our obligations under the registration rights agreement.

The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of old notes in any jurisdiction in which the exchange offer or acceptance of the exchange offer would violate the securities or blue sky laws of that jurisdiction.

The Exchange Offer

Upon the terms and subject to the conditions contained in this prospectus and in the letter of transmittal that accompanies this prospectus, we are offering to exchange outstanding old notes in denominations of $2,000 and higher integral multiples of $1,000 for an equal principal amount of new notes. The terms of the new notes are substantially identical to the terms of the old notes for which they may be exchanged in the exchange offer, except that:

•	the new notes have been registered under the Securities Act and will be freely transferable, other than as described in this prospectus;

•	the new notes will not contain any legend restricting their transfer;

•

holders of the new notes will not be entitled to some of the rights of the holders of the old notes under the registration rights agreement, which rights will terminate on completion of the exchange offer; and

•	the new notes will not contain any provisions regarding the payment of additional interest.

The new notes will evidence the same debt as the old notes and will be entitled to the benefits of the indenture.

The exchange offer is not conditioned on any minimum aggregate principal amount of old notes being tendered for exchange.

Any broker-dealer who holds any old notes to be registered pursuant to the exchange offer registration statement that were acquired for its own account as a result of market-making activities or other trading activities (other than any old notes acquired directly from Ally), may exchange such old notes pursuant to the exchange offer. However, such broker-dealer may be deemed to be an “underwriter” within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the new notes received by such broker-dealer in the exchange offer, which prospectus delivery requirement may be satisfied by the delivery of this prospectus, as it may be amended or supplemented from time to time. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We have agreed that we will provide sufficient copies of the latest version of this prospectus to such broker-dealers promptly upon request during the period ending on the earlier of (i) 180 days from the date on which the registration statement of which this prospectus forms a part is declared effective and (ii) the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities. See “Plan of Distribution.”

As a condition to its participation in the exchange offer, each holder of old notes must furnish, upon our request, prior to the consummation of the exchange offer, a written representation, which is contained in the letter of transmittal accompanying this prospectus, that: (1) it is not an “affiliate” (as defined in Rule 405 of the Securities Act) of the Company; (2) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the new notes to be issued in the exchange offer; and (3) it is acquiring the new notes to be issued in the exchange offer in its ordinary course of business.

Each holder has acknowledged and agreed that any broker-dealer and any such holder using the exchange offer to participate in a distribution of the securities to be acquired in the exchange offer (1) could not under SEC policy as in effect on the date of the registration rights agreement rely on the position of the SEC enunciated in Morgan Stanley & Co., Inc., SEC no-action letter (June 5, 1991), Exxon Capital Holdings Corporation, SEC no-action letter (May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such secondary resale transaction should be covered by an effective registration statement containing required selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of new notes obtained by such holder in exchange for old notes acquired by such holder directly from Ally.

Shelf Registration Statement

If we and the guarantors are not required to file an exchange offer registration statement with respect to the old notes or to consummate an exchange offer with respect to the old notes solely because such exchange offer is not permitted by applicable law or SEC policy or under certain other circumstances, Ally and the note guarantors will, at their cost, cause to be filed with the SEC a shelf registration statement pursuant to Rule 415 under the Securities Act on or prior to the 30th day after the exchange date, which shelf registration statement shall provide for resales of old notes for which the holders have provided to Ally certain requested information, and use our commercially reasonable efforts to cause such shelf registration statement to be declared effective by the SEC on or before the 60th day after the deadline. Ally and each of the note guarantors will use commercially reasonable efforts to keep such shelf registration statement continuously effective, supplemented and amended as required by the registration rights agreement to the extent necessary to ensure that it conforms with all applicable requirements and is available for resales of old notes for a period of one year from the date on which such shelf registration statement is declared effective or such shorter period that will terminate when all old notes covered by such shelf registration statement have been sold pursuant thereto. Notwithstanding the foregoing, the Company may for a period up to 60 days in any three-month period (not to exceed 90 days in any calendar year) determine that such shelf registration statement is not usable under certain circumstances and suspend the use of the prospectus contained therein.

No holder of old notes may include any of such old notes in any shelf registration statement unless and until such holder furnishes to us in writing, within 20 business days after receipt of a request therefor, such information as we may reasonably request for use in connection with any shelf registration statement or prospectus or preliminary prospectus included therein.

Additional Interest

Pursuant to the registration rights agreement, we agreed, at our own cost, for the benefit of the holders of the old notes, to use our commercially reasonable efforts to cause the exchange offer to be consummated not later than the date that is 270 days after the initial issuance of the old notes (the “exchange date”).

In the event that the exchange offer is not consummated by the exchange date, we will, subject to certain conditions, at our own cost:

•	file a shelf registration statement covering resales of the old notes within 30 days of the exchange date (the “shelf filing deadline”);

•	use our commercially reasonable efforts to cause the shelf registration statement to be declared effective within 60 days after the shelf filing deadline; and

•

use our commercially reasonable efforts to keep the shelf registration statement effective for a period of one year from the effective date of the shelf registration statement or such shorter period that will terminate when all notes registered thereunder are disposed of in accordance therewith or cease to be outstanding or the date upon which all notes covered by such shelf registration statement become eligible for resale, without regard to volume, manner of sale or other restrictions contained in Rule 144.

In the event that (i) an exchange offer has not been consummated on or prior to the exchange date or (ii) a shelf registration statement covering resales of the old notes has not been filed and declared effective in accordance with the requirements of the preceding paragraph (a “registration default”), then additional interest will accrue on the aggregate principal amount of the old notes from and including the date on which any such registration default has occurred to, but excluding the date on which all registration defaults have been cured. Additional interest will accrue in respect of the old notes at a rate of 0.25% per annum over the interest rate otherwise provided for. Upon the cure of all of the registration defaults set forth above, the interest rate borne by the old notes will be reduced to the original interest rate if we are otherwise in compliance with this paragraph; provided, however, that if, after any such reduction in interest rate, certain events occur with respect to a different registration default, the interest rate may again be increased pursuant to the foregoing provisions.

The summary of the provisions of the registration rights agreement contained in this prospectus does not contain all of the terms of the agreement. This summary is subject to and is qualified in its entirety by reference to all the provisions of the registration rights agreement, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Expiration Date; Extensions; Termination; Amendments

The expiration date of the exchange offer is                 , New York City time, on                     , 2010, unless Ally in its sole discretion extends the period during which the exchange offer is open. In that case, the expiration date will be the latest time and date to which the exchange offer is extended. We expressly reserve the right to extend the exchange offer at any time and from time to time before the expiration date by giving oral or written notice to Global Bondholder Services Corporation, the exchange agent, and by timely public announcement. Unless otherwise required by applicable law or regulation, the public announcement will be made by a release to a national newswire service. During any extension of the exchange offer, all old notes previously tendered will remain subject to the exchange offer unless withdrawal rights are exercised. Any old notes not accepted for exchange for any reason will be returned without expense to the tendering holder promptly following the expiration or termination of the offer.

The settlement date of the offer will be promptly following the expiration date.

We expressly reserve the right to:

•

terminate the exchange offer and not accept for exchange any old notes for any reason, including if any of the events described below under “—Conditions to the Exchange Offer” shall have occurred and shall not have been waived by us; and

•	amend the terms of the exchange offer in any manner.

If any termination or amendment occurs, we will notify the exchange agent in writing and will either issue a press release or give written notice to the holders of the old notes as promptly as practicable. Unless we terminate the exchange offer prior to                     , New York City time, on the expiration date, we will exchange the new notes for the old notes on the settlement date.

If we waive any material condition to the exchange offer or amend the exchange offer in any other material respect and at the time that notice of waiver or amendment is first published, sent or given to holders of old notes in the manner specified above, the exchange offer is scheduled to expire at any time earlier than the fifth business day from, and including, the date that the notice is first so published, sent or given, then the exchange offer will be extended until that fifth business day.

This prospectus and the letter of transmittal and other relevant materials will be mailed to record holders of old notes.

How to Tender

The tender to Ally of old notes according to one of the procedures described below will constitute an agreement between that holder of old notes and Ally in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

General Procedures. A holder of an old note may tender it by properly completing and signing the letter of transmittal or a facsimile of the letter of transmittal and delivering it, together with the certificate or certificates representing the old notes being tendered and any required signature guarantees, or a timely confirmation of a book-entry transfer according to the procedure described below, to the exchange agent at the address set forth below under “—Exchange Agent” on or before the expiration date. All references in this prospectus to the letter of transmittal include a facsimile of the letter of transmittal.

If tendered old notes are registered in the name of the signer of the applicable letter of transmittal and the new notes to be issued in exchange for accepted old notes are to be issued, and any untendered old notes are to be reissued, in the name of the registered holder, the signature of the signer need not be guaranteed. In any other case, the tendered old notes must be endorsed or accompanied by written instruments of transfer in form satisfactory to Ally. They must also be duly executed by the registered holder. In addition, the signature on the endorsement or instrument of transfer must be guaranteed by an eligible guarantor institution that is a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Exchange Act. If the new notes and/or old notes not exchanged are to be delivered to an address other than that of the registered holder appearing on the note register for the old notes, an eligible guarantor institution must guarantee the signature on the applicable letter of transmittal.

Any beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender old notes should contact the holder promptly and instruct it to tender on the beneficial owner’s behalf. If the beneficial owner wishes to tender the old notes itself, the beneficial owner must either make appropriate arrangements to register ownership of the old notes in its name or follow the procedures described in the immediately preceding paragraph. The beneficial owner must make these arrangements or follow these procedures before completing and executing the letter of transmittal and delivering the old notes. The transfer of record ownership may take considerable time.

Book-Entry Transfer. The exchange agent will make a request to establish an account for the old notes at each book-entry transfer facility for purposes of the exchange offer within two business days after receipt of this prospectus unless the exchange agent has already established an account with the book-entry transfer facility suitable for the exchange offer. Subject to the establishment of the account, any financial institution that is a participant in the book-entry transfer facility’s systems may make book-entry delivery of old notes by causing a book-entry transfer facility to transfer the old notes into one of the exchange agent’s accounts at the book-entry transfer facility in accordance with the facility’s procedures. However, although delivery of old notes may be effected through book-entry transfer, the applicable letter of transmittal, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the exchange agent at the address set forth below under “—Exchange Agent” on or before the expiration date.

The method of delivery of old notes and all other documents is at the election and risk of the holder. If sent by mail, it is recommended that the holder use registered mail, return receipt requested, obtain proper insurance, and make the mailing sufficiently in advance of the expiration date to permit delivery to the exchange agent on or before the expiration date.

Unless an exemption applies under applicable law and regulations concerning backup withholding of federal income tax, the exchange agent will be required to withhold 28% of the gross proceeds otherwise payable to a holder in the exchange offer if the holder does not provide the holder’s taxpayer identification number and certify that the number is correct.

Unless old notes being tendered by delivery of the certificate or certificates representing the old notes and any required signature guarantees or a timely confirmation of a book-entry transfer are deposited with the exchange agent prior to the expiration date, accompanied or preceded by a properly completed letter of transmittal and any other required documents, we may reject the tender.

A tender will be deemed to have been received as of the date when the tendering holder’s properly completed and duly signed letter of transmittal accompanied by the old notes or a timely confirmation of a book-entry transfer is received by an exchange agent.

All questions as to the validity, form, eligibility, including time of receipt, and acceptance for exchange of any tender of old notes will be determined by us in our sole discretion. Our determination will be final and binding. We reserve the absolute right to reject any or all tenders not in proper form or the acceptances for exchange of which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any of the conditions of the exchange offer or any defect or irregularities in tenders of any particular holder whether or not similar defects or irregularities are waived in the case of other holders. None of Ally, the exchange agent or any other person will incur any liability for failure to give notification of any defects or irregularities in tenders. Our interpretation of the terms and conditions of the exchange offer, including the letter of transmittal and the instructions to the letter of transmittal, will be final and binding.

Terms and Conditions of the Letter of Transmittal

The letter of transmittal contains, among other things, the following terms and conditions, which are part of the exchange offer.

The party tendering old notes for exchange, or the transferor, exchanges, assigns and transfers the old notes to Ally and irrevocably constitutes and appoints our exchange agent as its agent and attorney-in-fact to cause the old notes to be assigned, transferred and exchanged. The transferor represents and warrants that:

•	it has full power and authority to tender, exchange, assign and transfer the old notes and to acquire new notes issuable upon the exchange of the tendered old notes; and

•

when the same are accepted for exchange, we will acquire good and unencumbered title to the tendered old notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim.

The transferor also warrants that it will, upon request, execute and deliver any additional documents we deem necessary or desirable to complete the exchange, assignment and transfer of tendered old notes. The transferor further agrees that acceptance of any tendered old notes by us and the issuance of new notes in exchange shall constitute performance in full of our obligations under the registration rights agreement and that we will have no further obligations or liabilities under the registration rights agreement, except in certain limited circumstances. All authority conferred by the transferor will survive the death or incapacity of the transferor and every obligation of the transferor shall be binding upon the heirs, legal representatives, successors, assigns, executors and administrators of the transferor.

By tendering old notes, the transferor certifies that:

•	it is not an affiliate of Ally within the meaning of Rule 405 under the Securities Act;

•

it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the new notes to be issued in the exchange offer; and

•	it is acquiring the new notes to be issued in the exchange offer in its ordinary course of business.

Each broker-dealer that receives new notes for its own account in the exchange offer acknowledges that it will deliver a prospectus in connection with any resale of those new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

In addition, each holder of old notes acknowledges and agrees that any broker-dealer and any such holder using the exchange offer to participate in a distribution of the securities to be acquired in the exchange offer (1) could not under SEC policy as in effect on the date of the registration rights agreement rely on the position of the SEC enunciated in Morgan Stanley & Co., Inc., SEC no-action letter (June 5, 1991), Exxon Capital Holdings Corporation, SEC no-action letter (May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such secondary resale transaction should be covered by an effective registration statement containing required selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of new notes obtained by such holder in exchange for old notes acquired by such holder directly from Ally.

Withdrawal Rights

Old notes tendered in the exchange offer may be withdrawn at any time before                     , New York City time, on the expiration date.

For a withdrawal to be effective, a written or facsimile transmission notice of withdrawal must be timely received by the exchange agent at the address set forth below under “—Exchange Agent.” Any notice of withdrawal must:

•	state the name of the registered holder of the old notes;

•	state the principal amount of old notes delivered for exchange;

•	state that the holder is withdrawing its election to have those old notes exchanged;

•	specify the principal amount of old notes to be withdrawn, which must be an authorized denomination;

•	specify the certificate numbers of old notes to be withdrawn; and

•

be signed by the holder in the same manner as the original signature on the applicable letter of transmittal, including any required signature guarantees, or be accompanied by evidence satisfactory to us that the person withdrawing the tender has succeeded to the beneficial ownership of the old notes being withdrawn.

If certificates for old notes have been delivered or otherwise identified to the exchange agent, then prior to the release of those certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution unless that holder is an eligible institution.

If old notes have been tendered pursuant to the procedure for book-entry transfer described above, the executed notice of withdrawal, guaranteed by an eligible institution, unless that holder is an eligible institution, must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn old notes and otherwise comply with the procedures of that facility. All questions as to the validity, form and eligibility, including time of receipt, of those notices will be determined by us, and our determination will be final and binding on all parties. Any old notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any old notes which have been tendered for exchange but which are not exchanged for any reason will be either

•	returned to the holder without cost to that holder; or

•

in the case of old notes tendered by book-entry transfer into the applicable exchange agent’s account at the book-entry transfer facility pursuant to the book-entry transfer procedures described above, those old notes will be credited to an account maintained with the book-entry transfer facility for the old notes, in either case as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old notes may be retendered by following one of the procedures described under “—How to Tender” above at any time on or prior to the expiration date.

Acceptance of Old Notes for Exchange; Delivery of New Notes

Upon the terms and subject to the conditions of the exchange offer, the acceptance for exchange of old notes validly tendered and not withdrawn and the issuance of the new notes will be made on the settlement date. For the purposes of the exchange offer, we will be deemed to have accepted for exchange validly tendered old notes when, as and if we had given written notice of acceptance to the exchange agent.

The exchange agent will act as agent for the tendering holders of old notes for the purposes of receiving new notes from us and causing the old notes to be assigned, transferred and exchanged. Upon the terms and subject to the conditions of the exchange offer, delivery of new notes to be issued in exchange for accepted old notes will be made by the exchange agent promptly after acceptance of the tendered old notes. Old notes not accepted for exchange will be returned without expense to the tendering holders. Or, in the case of old notes tendered by book-entry transfer, the non-exchanged old notes will be credited to an account maintained with the book-entry transfer facility promptly following the expiration date. If we terminate the exchange offer before the expiration date, these non-exchanged old notes will be credited to the applicable exchange agent’s account promptly after the exchange offer is terminated.

Conditions to the Exchange Offer

The exchange offer will not be subject to any conditions, other than:

•	that the exchange offer, or the making of any exchange by a holder, does not violate applicable law or SEC policy;

•	the due tendering of old notes in accordance with the exchange offer; and

•

that each holder of the old notes exchanged in the exchange offer shall furnish, upon our request, prior to the consummation of the exchange offer, a written representation to us (which is contained in the letter of transmittal accompanying this prospectus) to the effect that (A) it is not an affiliate of Ally within the meaning of Rule 405 under the Securities Act, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the new notes to be issued in such exchange offer and (C) it is acquiring the new notes to be issued in the exchange offer in its ordinary course of business.

The conditions described above are for our sole benefit. We may assert these conditions regarding all or any portion of the exchange offer regardless of the circumstances, including any action or inaction by us, giving rise to the condition. We may waive these conditions in whole or in part at any time or from time to time in our sole discretion. Our failure at any time to exercise any of the rights described above will not be deemed a waiver of any of those rights, and each right will be deemed an ongoing right which may be asserted at any time or from time to time. In addition, we have reserved the right, despite the satisfaction of each of the conditions described above, to terminate or amend the exchange offer.

Any determination by us concerning the fulfillment or nonfulfillment of any conditions will be final and binding upon all parties.

In addition, we will not accept for exchange any old notes tendered and no new notes will be issued in exchange for any old notes, if at that time any stop order is threatened or in effect relating to:

•	the registration statement of which this prospectus constitutes a part; or

•	the qualification of the indenture under the Trust Indenture Act.

Exchange Agent and Information Agent

Global Bondholder Services Corporation has been appointed as the exchange agent and information agent for the exchange offer. All executed letters of transmittal should be directed to the exchange agent at one of the addresses set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent, addressed as follows:

Deliver To:

Global Bondholder Services Corporation, Exchange Agent

By Mail, Overnight Courier or Hand Delivery

Global Bondholder Services Corporation

65 Broadway – Suite 404

New York, New York 10006

Attn: Corporate Actions

Facsimile Transmissions (Eligible Guarantor Institutions Only):

(212) 430–3775

(provide call back telephone number on

fax cover sheet for confirmation)

To Confirm by Telephone:

(212) 430–3774

Questions, requests for assistance and requests for additional copies of this prospectus and the related letter of transmittal may be directed to the Information Agent at the address or telephone number set forth below:

Global Bondholder Services Corporation, Information Agent

65 Broadway – Suite 404

New York, New York 10006

Attn: Corporate Actions

Toll-free: (866) 794–2200

Banks and Brokers call: (212) 430–3774

Solicitation of Tenders; Expenses

We have not retained any dealer-manager or similar agent in connection with the exchange offer and will not make any payments to brokers, dealers or others for soliciting acceptances of the exchange offer. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse it for reasonable out-of-pocket expenses in connection with its services. We will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding tenders for their customers. The expenses to be incurred in connection with the exchange offer, including the fees and expenses of the exchange agent and printing, accounting and legal fees, will be paid by us and are estimated at approximately $100,000.

Appraisal Rights

Holders of old notes will not have dissenters’ rights or appraisal rights in connection with the exchange offer.

Transfer Taxes

Holders who tender their old notes for exchange will not be obligated to pay any transfer taxes in connection with the exchange, except that holders who instruct us to register new notes in the name of, or request that old notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax.

Accounting Treatment

We will record the new notes at the same carrying value of the original notes reflected in our accounting records on the date the exchange offer is completed. Accordingly, we will not recognize any gain or loss for accounting purposes upon the exchange of new notes for original notes. We will recognize the expenses incurred in connection with the issuance of the new notes as of the date of the exchange.

Other

Participation in the exchange offer is voluntary, and holders should carefully consider whether to accept the terms and conditions of this offer. Holders of the old notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.

As a result of the making of this exchange offer, and upon acceptance for exchange of all validly tendered old notes according to the terms of this exchange offer, we will have fulfilled a covenant contained in the terms of the old notes and the registration rights agreement. Holders of the old notes who do not tender their notes in the exchange offer will continue to hold those notes and will be entitled to all the rights, and limitations applicable to the old notes under the indenture, except for any rights under the registration rights agreement which by its terms terminates and ceases to have further effect as a result of the making of this exchange offer.

All untendered old notes will continue to be subject to the restrictions on transfer set forth in the indenture. In general, the old notes may not be reoffered, resold or otherwise transferred in the U.S. unless registered under the Securities Act or unless an exemption from the Securities Act registration requirements is available. We do not intend to register the old notes under the Securities Act.

In addition, any holder of old notes who tenders in the exchange offer for the purpose of participating in a distribution of the new notes may be deemed to have received restricted securities. If so, that holder will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. To the extent that old notes are tendered and accepted in the exchange offer, the trading market, if any, for the old notes could be adversely affected.

We may in the future seek to acquire untendered old notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plan to acquire any old notes that are not tendered in the exchange offer.

DESCRIPTION OF THE NEW NOTES

General

Ally issued the old notes under the indenture dated as of July 1, 1982 (as amended by the first supplemental indenture dated as of April 1, 1986, the second supplemental indenture dated as of June 15, 1987, the third supplemental indenture dated as of September 30, 1996, the fourth supplemental indenture dated as of January 1, 1998, and the fifth supplemental indenture dated as of September 30, 1998, and together with such supplemental indentures, the “Indenture”) among Ally and The Bank of New York Mellon (successor to Morgan Guaranty Trust Company of New York), as trustee (the “Trustee”). The new notes will also be issued under the Indenture. The new notes constitute a separate series of notes from those series previously issued under such Indenture. Those terms of the notes that differ from or that are in addition to the terms of the Indenture are set forth in the resolution or resolutions of the board of directors or the management committee of Ally authorizing the issuance of the notes. For purposes of amending or modifying the Indenture, the holders of the new notes will generally vote as a single class with the holders of debt securities of all other series at the time outstanding under the Indenture (together with the new notes, the “Debt Securities”).

The following description is a summary of certain provisions of the Indenture, the new notes, and the note guarantees. It does not restate the Indenture, the new notes, or the guarantee agreement in their entirety and is qualified in its entirety by reference to such documents. You may request copies of the Indenture at Ally’s address set forth under “Incorporation by Reference; Additional Information.”

The new notes will be issued only in fully registered book-entry form without coupons only in minimum denominations of $2,000 principal amount and integral multiples of $1,000 above that amount. The new notes will be issued in the form of global notes, registered in the name of a nominee of DTC, New York, New York, as described under “Book-Entry, Delivery and Form of Notes.”

Principal Amount; Maturity and Interest

Ally will issue new notes in an initial aggregate principal amount of $2,000,000,000 in exchange for $2,000,000,000 aggregate principal amount of outstanding old notes. The new notes will mature on February 12, 2015.

The new notes will be denominated in U.S. dollars and all payments of principal and interest thereon will be paid in U.S. dollars.

The new notes will bear interest at a rate of 8.300% per year and will be payable semi-annually, in cash in arrears, on February 12 and August 12 of each year, beginning on February 12, 2011, to the persons in whose name the new notes are registered at the close of business on the date that is one calendar day immediately preceding such interest payment date. Interest on the new notes will be computed on the basis of a 360-day year of twelve 30-day months.

With respect to the initial interest payment on the new notes, interest on each new note will accrue from the last interest payment date on which interest was paid on the outstanding old note surrendered in exchange therefore or, if no interest has been paid on such outstanding old note, from the date of the original issuance of such outstanding old note. For subsequent interest payments, interest will accrue from and including the most recent interest payment date (whether or not such interest payment date was a business day) for which interest has been paid or provided for to but excluding the relevant interest payment date.

If an interest payment date falls on a day that is not a business day, the interest payment will be postponed to the next succeeding business day, with the same force and effect as if made on the date such payment was due, and no interest will accrue as a result of such delay.

Note Guarantees

Each of Latin America LLC, GMAC International Holdings, Continental LLC, IB Finance and US LLC (each a subsidiary of Ally and each a “note guarantor”) will, pursuant to a guarantee agreement to be dated as of the date the new notes are issued (the “issue date”) among Ally, each note guarantor and the Trustee, jointly and severally, irrevocably and unconditionally guarantee (the “note guarantees”) on an unsubordinated basis the performance and punctual payment when due, whether at maturity, by acceleration or otherwise, of all payment obligations of Ally in respect of the new notes (pursuant to the terms thereof and of the Indenture), whether for payment of (w) principal of, or premium, if any, interest or additional interest on the new notes, (x) expenses, (y) indemnification or (z) otherwise (all such obligations guaranteed by such note guarantors being herein called the “guaranteed obligations”).

Each note guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by the applicable note guarantor without rendering the note guarantee, as it relates to such note guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. See “Risk Factors—Risks Relating to the Note Guarantees.”

Each note guarantee will be a continuing guarantee and shall:

(1) subject to the next succeeding paragraph, remain in full force and effect until payment in full of all the guaranteed obligations;

(2) subject to the next succeeding paragraph, be binding upon each such note guarantor and its successors; and

(3) inure to the benefit of and be enforceable by the Trustee and the holders of the new notes and their successors, transferees and assigns.

A note guarantee of a note guarantor will be automatically released upon:

(1) the sale, disposition or other transfer (including through merger or consolidation) of a majority of the equity interests (including any sale, disposition or other transfer following which the applicable note guarantor is no longer a subsidiary of Ally), of the applicable note guarantor if such sale, disposition or other transfer is made in compliance with the Indenture; or

(2) the discharge of Ally’s obligations in respect of the new notes in accordance with the terms of the Indenture and the new notes.

Not all of Ally’s subsidiaries will guarantee the new notes. The new notes will be effectively subordinated to all debt and other liabilities (including trade payables and lease obligations) of subsidiaries that do not provide note guarantees.

Ranking

The new notes will rank equally in right of payment with all existing and future unsubordinated unsecured indebtedness of Ally, including all Debt Securities, and senior in right of payment to existing and future indebtedness of Ally that by its terms is expressly subordinated to the new notes. The new notes will be effectively subordinated to any secured indebtedness of Ally to the extent of the value of the assets securing such debt. As of June 30, 2010, we had approximately $42.1 billion in aggregate principal amount of secured debt outstanding.

The new notes will be structurally subordinated to all of the existing and future indebtedness and other liabilities (including trade payables) of subsidiaries of Ally that do not provide note guarantees to the extent of the value of the assets of such subsidiaries.

Each note guarantee will rank equally in right of payment with all existing and future unsubordinated unsecured indebtedness of the applicable note guarantor, and senior in right of payment to existing and future indebtedness of such note guarantor, if any, that by its terms is expressly subordinated to the note guarantee of such note guarantor. Each note guarantee is effectively subordinated to any secured indebtedness of such note guarantor to the extent of the value of the assets securing such debt and will be structurally subordinated to all of the existing and future indebtedness and other liabilities (including trade payables) of any non-guarantor subsidiaries of such note guarantor.

Redemption

The new notes are not subject to redemption prior to maturity, and there is no sinking fund for the new notes.

Certain Covenants

Limitation on Liens

The Indenture provides that Ally will not pledge or otherwise subject to any lien any of its property or assets unless the new notes are secured by such pledge or lien equally and ratably with any and all other obligations and indebtedness secured thereby so long as any such other obligations and indebtedness shall be so secured. This covenant does not apply to:

•

the pledge of any assets to secure any financing by Ally of the exporting of goods to or between, or the marketing thereof in, foreign countries (other than Canada), in connection with which Ally reserves the right, in accordance with customary and established banking practice, to deposit, or otherwise subject to a lien, cash, securities or receivables, for the purpose of securing banking accommodations or as the basis for the issuance of bankers’ acceptances or in aid of other similar borrowing arrangements;

•	the pledge of receivables payable in foreign currencies (other than Canadian dollars) to secure borrowings in foreign countries (other than Canada);

•

any deposit of assets of Ally with any surety company or clerk of any court, or in escrow, as collateral in connection with, or in lieu of, any bond on appeal by Ally from any judgment or decree against it, or in connection with other proceedings in actions at law or in equity by or against Ally;

•

any lien or charge on any property, tangible or intangible, real or personal, existing at the time of acquisition of such property (including acquisition through merger or consolidation) or given to secure the payment of all or any part of the purchase price thereof or to secure any indebtedness incurred prior to, at the time of, or within 60 days after, the acquisition thereof for the purpose of financing all or any part of the purchase price thereof; and

•

any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any lien, charge or pledge referred to in the foregoing four clauses of this paragraph; provided, however, that the amount of any and all obligations and indebtedness secured thereby shall not exceed the amount thereof so secured immediately prior to the time of such extension, renewal or replacement and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the charge or lien so extended, renewed or replaced (plus improvements on such property).

Merger and Consolidation

The Indenture provides that Ally will not merge or consolidate with another corporation or sell or convey all or substantially all of Ally’s assets to another person, firm or corporation unless either Ally is the continuing corporation or the new corporation shall expressly assume the interest and principal (and premium, if any) due under the Debt Securities. In either case, the Indenture provides that neither Ally nor a successor corporation may be in default of performance immediately after such merger or consolidation or sale or conveyance. Additionally, the Indenture provides that in the case of any such merger or consolidation or sale or conveyance, the successor corporation may continue to issue securities under the Indenture.

The guarantee agreement will provide that no note guarantor will merge or consolidate with another corporation or sell or convey all or substantially all of its assets to another person, firm or corporation unless either it is the continuing corporation or the new corporation shall expressly assume the obligation to serve as a note guarantor of Ally’s obligations under the new notes. In either case, the guarantee agreement will provide that neither the note guarantor nor any successor corporation may be in default of performance immediately after such merger or consolidation or sale or conveyance.

SEC Reports and Reports to Holders

Ally will be required to file with the Trustee within fifteen days after Ally is required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which Ally may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if Ally is not required to file information, documents or reports pursuant to either of such sections, then to file with the Trustee and the SEC, in accordance with the rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations. In addition, Ally will be required to file with the Trustee and the SEC, in accordance with the rules and regulations prescribed from time to time by the SEC, such additional information, documents and reports with respect to compliance by Ally with the conditions and covenants provided for in the Indenture as may be required from time to time by such rules and regulations. Ally has also agreed that, for so long as any new notes remain outstanding during any period when it is not subject to Section 13 or 15(d) of the Exchange Act, or otherwise permitted to furnish the SEC with certain information pursuant to Rule 12g3-2(b) of the Exchange Act, it will furnish to the holders of the new notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act of 1933, as amended.

Limitation on Sale of Equity Interests of Note Guarantors

Ally is not permitted to sell, dispose of or otherwise transfer any of the equity interests of any note guarantor held by Ally in a transaction following which Ally ceases to own a majority of the equity interests of such note guarantor (a “note guarantor equity sale”) unless the net sale proceeds of such note guarantor equity sale are used within five business days following the receipt by Ally of such net sale proceeds from such note guarantor equity sale to make an investment in one or more note guarantors or subsidiaries of note guarantors, including any subsidiary of Ally that becomes a note guarantor or a subsidiary of a note guarantor. For purposes of this description of the new notes, the term “subsidiary” when used in respect to any person shall include a direct or indirect subsidiary of such person.

Limitation on Liens on Assets of Note Guarantors

The guarantee agreement will provide that, so long as the new notes remain outstanding, no note guarantor nor any subsidiary of a note guarantor will pledge or otherwise subject to any lien any of its property or assets to secure (a) any debt (as defined below) of Ally or any direct or indirect parent of Ally or ResCap or any subsidiary of ResCap or (b) any debt incurred to repay, retire, redeem, refund, refinance, replace, defease, cancel, repurchase or exchange any such debt described in the foregoing clause (a), in each case unless the new notes are secured by such pledge or lien equally and ratably with such debt so long as any such other debt shall be so secured; provided, that financings, securitizations and hedging activities conducted by a subsidiary of Ally in the ordinary course of business and not incurred in contemplation of the payment of debt described in clause (a) prior to its stated maturity shall not be deemed to be covered by clause (b).

The guarantee agreement will provide that no note guarantor, nor any subsidiary of a note guarantor, will pledge or otherwise subject to any lien any of its property or assets to secure any debt of ResCap or any subsidiary of ResCap.

“debt” shall mean, with respect to any specified person, any indebtedness of such person: (1) in respect of borrowed money of such person; (2) evidenced by bonds, notes, debentures or similar instruments issued by such person; (3) in respect of letters of credit, banker’s acceptances or other similar instruments issued on account of such person; (4) representing the portion of capital lease obligations (that does not constitute interest expense) and attributable debt in respect of sale leaseback transactions; (5) representing the balance deferred and unpaid of the purchase price of any property or services acquired by or rendered to such person due more than six months after such property is acquired or such services are completed; (6) representing obligations of such person with respect to the redemption, repayment or other repurchase of any preferred stock; and (7) hedging obligations in connection with debt referred to in clauses (1) through (6).

“person” means any individual, corporation, general or limited partnership, limited liability company, joint venture, estate, trust association, organization or other entity of any kind or nature.

Limitation on Guarantees of Debt

Ally will not permit any of its subsidiaries, other than any note guarantor, to guarantee the payment of (a) any debt of Ally or any direct or indirect parent of Ally or (b) any debt incurred to repay, retire, redeem, refund, refinance, replace, defease, cancel, repurchase or exchange any such debt referred to in clause (a), unless in each case such subsidiary executes and delivers a joinder to the guarantee agreement providing for a guarantee by such subsidiary of the new notes on an unsubordinated basis; provided, that financings, securitizations and hedging activities conducted by a subsidiary of Ally in the ordinary course of business and not incurred in contemplation of the payment of debt described in clause (a) prior to its stated maturity shall not be deemed to be covered by clause (b). In the event that any subsidiary rendering a guarantee of the new notes is released and discharged in full of the guarantee of all such other debt, then the guarantee of the new notes shall be automatically and unconditionally released and discharged.

The guarantee agreement will provide that no note guarantor, nor any subsidiary of a note guarantor, will guarantee the payment of any debt of ResCap or any subsidiary of ResCap.

Limitation on Asset Sales by Note Guarantors

The guarantee agreement will provide that no note guarantor, nor any subsidiary of a note guarantor, will make an Asset Sale (as defined below) to Ally or any subsidiary or other affiliate of Ally that is not a note guarantor or a subsidiary of a note guarantor, other than:

•

any Asset Sale on terms not less favorable in any material respect to such note guarantor or subsidiary, as applicable, than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s length basis from a person who is not Ally or a subsidiary or other affiliate of Ally (as determined in good faith by such note guarantor or subsidiary or, if the consideration received in connection with such Asset Sale (or series of related Asset Sales) exceeds $250 million, as determined in good faith by the board of directors of Ally, or, if the consideration received in connection with such Asset Sale (or series of related Asset Sales) exceeds $500 million, subject to a customary fairness opinion from an independent accounting, appraisal or investment banking firm of national standing to the effect that (i) the financial terms of such Asset Sale are fair to such note guarantor or subsidiary of such note guarantor, as applicable, from a financial point of view or (ii) the financial terms of such

Asset Sale are not less favorable in any material respect to such note guarantor or subsidiary of such note guarantor, as applicable, than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s length basis from a person who is not an affiliate of Ally);

•

any Asset Sale to a note guarantor or to a subsidiary of a note guarantor (other than to ResCap or any of its subsidiaries if ResCap or such subsidiaries become note guarantors or subsidiaries of note guarantors);

•	any Asset Sale of the equity interests of a subsidiary of a note guarantor provided that such subsidiary shall become a note guarantor as of the time such Asset Sale occurs;

•

any Asset Sale in connection with financing, securitization and hedging activities conducted by Ally or any subsidiary of Ally in the ordinary course of business on terms not less favorable in any material respect to such note guarantor or subsidiary, as applicable, than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s length basis from a person who is not Ally or a subsidiary or other affiliate of Ally; or

•

any Asset Sale in connection with the disposition of all or substantially all of the assets of any note guarantor in a manner permitted pursuant to the provisions described in the second paragraph above under “—Merger and Consolidation.”

“Asset Sale” means:

(1)	the conveyance, sale, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets of a note guarantor or any of its subsidiaries (including, without limitation, any agreement with respect to a transaction that has the effect of conveying or monetizing the value of such property or assets) (each referred to in this definition as a “disposition”); or

(2)	the issuance or sale of equity interests (other than directors’ qualifying shares and shares issued to foreign nationals or other third parties to the extent received by applicable law) of any subsidiary of a note guarantor (including, without limitation, any agreement with respect to a transaction that has the effect of conveying or monetizing the value of such equity interests), whether in a single transaction or a series of related transactions, in each case, other than:

(a)	any disposition of property or assets by a note guarantor or subsidiary of a note guarantor or issuance of securities by a subsidiary of a note guarantor to a note guarantor or another subsidiary of a note guarantor (other than to ResCap or any of its subsidiaries if ResCap or such subsidiaries become note guarantors or subsidiaries of note guarantors);

(b)	any disposition of cash or cash equivalents other than the disposition of any cash or cash equivalents that represent proceeds from the disposition of property or assets or the sale or the issuance or sale of capital stock (collectively, “Subject Assets”), and the disposition of such Subject Assets (if made in lieu of such disposition of cash or cash equivalents) would not otherwise comply with the covenant “Limitation on Asset Sales by Note Guarantors”;

(c)	any disposition of property or assets by any note guarantor or subsidiary of a note guarantor or issuance or sale of equity interests of any subsidiary of a note guarantor which property, assets or equity interests, as applicable, so sold or issued in any transaction or series of related transactions, have an aggregate fair market value (as determined in good faith by such note guarantor or subsidiary) of less than $25 million;

(d)	the granting of any lien permitted by the covenant described above under “—Limitation on Liens on Assets of Note Guarantors”; and

(e)	foreclosure on assets or property.

Limitation on Transactions with Affiliates

The guarantee agreement will provide that each note guarantor will not, and will not permit any of its subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of related transactions, contract, agreement, loan, advance or guarantee with, or for the benefit of, any affiliate of Ally involving aggregate consideration in excess of $25 million (each of the foregoing, an “affiliate transaction”), unless: (i) such affiliate transaction is on terms that are not less favorable in any material respect to such note guarantor or the relevant subsidiary than those that could reasonably have been obtained in a comparable arm’s length transaction by such note guarantor or such subsidiary with an unaffiliated party; and (ii) with respect to any affiliate transaction or series of related affiliate transactions involving aggregate consideration in excess of $250 million, such affiliate transaction is approved by the board of directors of Ally; and (iii) with respect to any affiliate transaction or series of related affiliate transactions involving aggregate consideration in excess of $500 million, Ally must obtain and deliver to the trustee a written opinion of a nationally recognized investment banking, accounting or appraisal firm stating that the transaction is fair to such note guarantor or such subsidiary, as the case may be, from a financial point of view.

The foregoing limitation does not limit, and shall not apply to:

(1)	any disposition permitted under the covenant “—Limitation on Asset Sales by Note Guarantors”;

(2)	the payment of reasonable and customary fees and indemnities to members of the board of directors of Ally or a subsidiary;

(3)	the payment of reasonable and customary compensation and other benefits (including retirement, health, option, deferred compensation and other benefit plans) and indemnities to officers and employees of Ally or any subsidiary;

(4)	transactions between or among any note guarantor or subsidiary of a note guarantor and any other note guarantor or any subsidiary of a note guarantor, provided, however that this exception shall not apply to ResCap or any of its subsidiaries if ResCap or such subsidiaries become note guarantors or subsidiaries of note guarantors;

(5)	the issuance of equity interests of any note guarantor otherwise permitted hereunder and capital contributions to any note guarantor;

(6)	any agreement or arrangement as in effect on the issue date of the new notes and any amendment or modification thereto so long as such amendment or modification is not more disadvantageous to the holders of the new notes in any material respect; and

(7)	transactions with GM or any of its subsidiaries, or any customers, clients, suppliers or purchasers or sellers of goods or services, in each case, in the ordinary course of business.

Payments for Consent

Ally will not, and will not permit any of its subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any new notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the new notes unless such consideration is offered to be paid or agreed to be paid to all holders of the new notes which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

Modification of the Indenture

The Indenture contains provisions permitting Ally and the Trustee to modify or amend the Indenture or any supplemental indenture or the rights of the holders of the Debt Securities issued, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the Debt Securities which are affected by such modification or amendment, voting as one class, provided that, without the consent of the holder of each Debt Security so affected, no such modification shall:

•

extend the fixed maturity of any Debt Securities, or reduce the principal amount thereof, or premium, if any, or reduce the rate or extend the time of payment of interest thereon, without the consent of the holder of each Debt Security so affected; or

•

reduce the aforesaid percentage of Debt Securities, the consent of the holders of which is required for any such modification, without the consent of the holders of all Debt Securities then outstanding under the Indenture.

The Indenture contains provisions permitting Ally and the Trustee to enter into indentures supplemental to the Indenture, without the consent of the holders of the Debt Securities at the time outstanding, for one or more of the following purposes:

•	to evidence the succession of another corporation to Ally, or successive successions, and the assumption by any successor corporation of certain covenants, agreements and obligations;

•

to add to the covenants such further covenants, restrictions, conditions or provisions as Ally’s board of directors and the Trustee shall consider to be for the protection of the holders of Debt Securities;

•

to permit or facilitate the issuance of Debt Securities in coupon form, registrable or not registrable as to principal, and to provide for exchangeability of such securities with securities issued thereunder in fully registered form;

•

to cure any ambiguity or to correct or supplement any provision contained therein or in any supplemental indenture which may be defective or inconsistent with any other provision contained therein or in any supplemental indenture; to convey, transfer, assign, mortgage or pledge any property to or with the Trustee; or to make such other provisions in regard to matters or questions arising under the Indenture as shall not adversely affect the interests of the holders of any Debt Securities; or

•	to evidence and provide for the acceptance and appointment by a successor trustee.

Notwithstanding the foregoing, holders of the new notes shall vote as a separate class with respect to amendments, modifications or waivers affecting only the new notes (including, for the avoidance of doubt, with respect to amendments to or waivers of the following covenants that will be set forth in the new notes: the covenant described in the last sentence under “—Certain Covenants—SEC Reports and Reports to Holders”, the covenant described under “—Certain Covenants—Limitation on Sale of Equity Interests of Note Guarantors”, the covenant described in the first paragraph under “—Certain Covenants—Limitation on Guarantees of Debt” and the covenant described under “—Certain Covenants—Payments for Consent”, and all such covenants and provisions hereinafter referred to as, the “Additional Covenants”) and the holders of other Debt Securities shall not have any voting rights with respect to such matters as they relate to the new notes.

The guarantee agreement contains provisions:

•

permitting Ally, the note guarantors and the Trustee to modify or amend the guarantee agreement with the consent of the holders of not less than a majority in aggregate principal amount of the new notes provided that, without the consent of the holder of each new note, no such modification shall, except with respect to the covenant described in the second paragraph under “—Certain Covenants—Merger and Consolidation,” the covenant described under “—Certain Covenants—Limitation on Liens on Assets of Note Guarantors,” the covenant described in the second paragraph under “—Certain Covenants—Limitation on Guarantees of Debt,” the covenant described under “—Certain Covenants—Limitation on Asset Sales by Note Guarantors” and the covenant described under “—Certain Covenants—Limitation on Transactions with Affiliates” and as otherwise expressly permitted, modify the note guarantees in any way adverse to the holders of the new notes; and

•

permitting Ally, the note guarantors and the Trustee without the consent of the holders of the new notes to (i) enter into modifications or amendments to the guarantee agreement to add note guarantors, (ii) provide for the assumption by a successor guarantor of the obligations under the guarantee agreement, (iii) release any note guarantee in accordance with the terms of the Indenture and the guarantee agreement, (iv) add to the covenants such further covenants, restrictions, conditions or provisions as Ally’s board of directors and the Trustee shall consider to be for the protection of the holders of new notes, (v) cure any ambiguity or correct or supplement any provision contained therein which may be defective or inconsistent with any other provision contained therein, (vi) make such other provisions in regard to matters or questions arising under the Guarantee Agreement as shall not adversely affect the interests of the holders of any new notes and (vii) evidence and provide for a successor trustee.

Events of Default

An event of default with respect to the new notes is defined in the Indenture as being (the “Indenture Events of Default”):

•	default in payment of any principal or premium, if any;

•	default for 30 days in payment of any interest;

•

default in the performance of any other covenant in the Indenture or the new notes for 30 days after notice by the Trustee or holders of at least 25% in aggregate principal amount of Debt Securities at the time outstanding; or

•	certain events of bankruptcy, insolvency or reorganization with respect to Ally.

Furthermore, an event of default (the “Guarantee Event of Default,” and a Guarantee Event of Default or any Indenture Event of Default, an “Event of Default”) shall have occurred if at any time any note guarantee of any note guarantor (a) ceases to be in full force and effect (other than in accordance with the terms of such note guarantee and the Indenture), (b) is declared null and void and unenforceable or found to be invalid or (c) any note guarantor asserts in writing that its note guarantee is not in effect or is not its legal, valid or binding obligation (other than by reason of release of a note guarantor from its note guarantee in accordance with the terms of the applicable Indenture and the note guarantee).

In case any of the first, second or third Indenture Events of Default above, or the Guarantee Event of Default, shall occur and be continuing with respect to the new notes, the Trustee or the holders of not less than 25% in aggregate principal amount of the Debt Securities affected thereby then outstanding may declare the principal amount of all of the Debt Securities affected thereby to be due and payable. In case an event of default as set out in the fourth Indenture Event of Default above shall occur and be continuing, the Trustee or the holders of not less than 25% in aggregate principal amount of all the Debt Securities then outstanding, voting as one class, may declare the principal of all outstanding Debt Securities to be due and payable. Any Event of Default with respect to the new notes may be waived and a declaration of acceleration of payment rescinded by the holders of a majority in aggregate principal amount of the new notes, or of all the outstanding Debt Securities, as the case may be, if sums sufficient to pay all amounts due other than amounts due upon acceleration are provided to the Trustee and all defaults are remedied. For such purposes, if the principal of all series of Debt Securities shall have been declared to be payable, all series will be treated as a single class. Ally is required to file with the Trustee annually an officers’ certificate as to the absence of certain defaults under the terms of the Indenture. The Indenture provides that the Trustee may withhold notice to the securityholders of any default, except in payment of principal, premium, if any, or interest, if it considers it in the interest of the securityholders to do so.

The holders of the new notes shall vote as a separate class from the holders of the other Debt Securities with respect to any defaults or events of default or remedies relating thereto as a result of any covenants, obligations or provisions affecting only the new notes, including the Additional Covenants.

Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the securityholders, unless such securityholders shall have offered to the Trustee reasonable indemnity satisfactory to it.

Subject to such provisions for the indemnification of the Trustee and to certain other limitations, the holders of a majority in principal amount of the Debt Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee.

Satisfaction and Discharge

The Indenture shall cease to be of further effect with respect to the new notes if at any time (a) Ally shall have delivered to the Trustee for cancellation all new notes theretofore authenticated (other than any new notes which shall have been destroyed, lost or stolen and which shall have been replaced or paid), or (b) all such new notes not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and Ally shall deposit or cause to be deposited with the Trustee as trust funds the entire amount (other than moneys repaid by the Trustee or any paying agent to Ally) sufficient to pay at maturity or upon redemption all new notes not theretofore delivered to the Trustee for cancellation, including principal (and premium, if any) and interest due or to become due to such date of maturity or date fixed for redemption, as the case may be, and if in either case Ally shall also pay or cause to be paid all other sums payable under the Indenture by Ally with respect to the new notes.

All such moneys deposited with the Trustee shall be held in trust and applied by it to the payment, either directly or through any paying agent (including Ally acting as its own paying agent), to the holders of the new notes for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest (and premium, if any).

Further Issues

Ally may from time to time, without notice to or the consent of the registered holders of the new notes, create and issue further additional notes ranking equally with the new notes in all respects, or in all respects except for the payment of interest accruing prior to the issue date of such further additional notes or except for the first payment of interest following the issue date of such further additional notes. Such further additional notes may be consolidated and form a single series with the new notes and have the same terms as to status, redemption or otherwise as the new notes.

Concerning the Trustee

The Trustee will be designated by Ally as the initial paying agent, transfer agent and registrar to the new notes. The Corporate Trust Office of the Trustee is currently located at 101 Barclay Street, Floor 8W, New York, N.Y. 10286, U.S.A., Attention: Corporate Trust Administration.

The Indenture provides that the Trustee, prior to the occurrence of an Event of Default and after the curing of all such Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the Indenture. If any such Event of Default has occurred (which has not been cured), the Trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it by the Indenture as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. The Indenture also provides that the Trustee or any agent of Ally or the Trustee, in their individual or any other capacity, may become the owner or pledgee of new notes with the same rights it would have if it were not the Trustee provided, however, that all moneys received by the Trustee or any paying agent shall, until used or applied as provided in the Indenture, be held in trust thereunder for the purposes for which they were received and need not be segregated from other funds except to the extent required by law.

Governing Law and Consent to Jurisdiction

The Indenture is and the new notes will be governed by and will be construed in accordance with the laws of the State of New York.

MATERIAL UNITED STATES TAX CONSEQUENCES OF THE EXCHANGE OFFER

The exchange of old notes for new notes in the exchange offer will not result in any United States federal income tax consequences to holders. The tax consequences of holding the new notes are identical to those of holding the old notes. Accordingly, when a holder exchanges an old note for a new note in the exchange offer, the holder will have the same adjusted basis and holding period in the new note as in the old note immediately before the exchange.

CERTAIN BENEFIT PLAN AND IRA CONSIDERATIONS

The following is a summary of certain considerations associated with the exchange of old notes for new notes, and with the holding and, to the extent relevant, disposition of new notes by an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan described in Section 4975 of the Code, including an individual retirement account (“IRA”) or a Keogh plan, a plan subject to provisions under applicable federal, state, local, non-U.S. or other laws or regulations that are similar to the provisions of Title I of ERISA or Section 4975 of the Code (“Similar Laws”) and any entity whose underlying assets include “plan assets” by reason of any such employee benefit or retirement plan’s investment in such entity (each of which we refer to as a “Plan”).

General Fiduciary Matters. ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan with its fiduciaries or other interested parties. In general, under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA or Section 4975(g)(3) of the Code) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code (but may be subject to similar prohibitions under Similar Laws).

In considering the exchange of old notes for new notes and the holding and, to the extent relevant, disposition of new notes with a portion of the assets of a Plan, a fiduciary should determine whether such exchange, holding or disposition is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues. Section 406 of ERISA prohibits ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of Section 3(14) of ERISA, and Section 4975 of the Code imposes an excise tax on certain “disqualified persons,” within the meaning of Section 4975 of the Code, who engage in similar transactions, in each case unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of an ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. In the case of an IRA, the occurrence of a prohibited transaction could cause the IRA to lose its tax-exempt status.

The exchange of old notes for new notes or the holding or disposition of new notes by an ERISA Plan with respect to which Ally or a note guarantor (or certain of our or their affiliates) is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless such exchange, holding or disposition is in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of

Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the exchange of old notes for new notes and the holding and disposition of new notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code each provides a limited exemption, commonly referred to as the “service provider exemption,” from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions between an ERISA Plan and a person that is a party in interest and/or a disqualified person (other than a fiduciary or an affiliate that, directly or indirectly, has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of any ERISA Plan involved in the transaction) solely by reason of providing services to the Plan or by relationship to a service provider, provided that the ERISA Plan pays no more and receives no less than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied at the time that the old notes are exchanged for new notes, or thereafter, if the facts relied upon for utilizing a prohibited transaction exemption change.

Because of the foregoing, the old notes should not be exchanged, for new notes and the new notes should not be acquired or held by any person investing “plan assets” of any Plan, unless none of such exchange, acquisition or holding will constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or similar violation of any applicable Similar Laws.

Representation. Each acquiror of new notes in exchange for old notes will be deemed to have represented and warranted that either (i) it is not a Plan, such as an IRA, and no portion of the assets used to exchange old notes for new notes or to acquire or hold new notes constitutes assets of any Plan or (ii) neither the exchange of old notes for new notes nor any of the acquisition, holding or disposition of new notes will constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering the exchange of old notes for new notes or the acquisition of new notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code or any Similar Laws to such exchange or acquisition and whether an exemption would be applicable to the exchange of old notes for new notes or the acquisition of new notes. The exchange of any old notes for new notes with any Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by such Plans generally or any particular plan, or that such an investment is appropriate for Plans generally or any particular Plan.

PLAN OF DISTRIBUTION

Any broker-dealer who holds any old notes to be registered pursuant to the exchange offer registration statement and that were acquired for its own account as a result of market-making activities or other trading activities (other than any old notes acquired directly from Ally), may exchange such old notes pursuant to the exchange offer; however, such broker-dealer may be deemed to be an “underwriter” within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such new notes received by such broker-dealer in the exchange offer, which prospectus delivery requirement may be satisfied by the delivery by such broker dealer of this prospectus, as it may be amended or supplemented from time to time.

We have agreed that we will provide sufficient copies of the latest version of this prospectus to such broker-dealers promptly upon request during the period ending on the earlier of (i) 180 days from the date on which the registration statement of which this prospectus forms a part is declared effective and (ii) the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities.

We and the guarantors will not receive any proceeds from any sale of new notes by brokers-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and or the purchasers of any such new notes. Any broker-dealer that resales new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit of any such resale of new notes and any commissions or concessions received by an such persons may be deemed to be underwriting compensation under the Securities Act.

We and the guarantors have agreed to pay certain expenses incident to the exchange offer (including all fees and disbursements of counsel for Ally, the guarantors, the trustee and any holders) and will indemnify each holder, its directors, officers, and each person, if any, who controls any holder within the meaning of the Securities Act and the Exchange Act, against certain liabilities, including certain liabilities under the Securities Act.

VALIDITY OF SECURITIES

Davis Polk & Wardwell LLP, New York, New York will opine for us on whether the new notes are valid and binding obligations of Ally.

EXPERTS

The consolidated financial statements of Ally, as of December 31, 2009 and 2008, and for each of the three years in the period ended December 31, 2009, incorporated in this prospectus by reference from the Company’s Current Report on Form 8-K, filed on October 13, 2010, and the effectiveness of Ally’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION BY REFERENCE; WHERE YOU CAN FIND MORE INFORMATION

The SEC allows us to incorporate by reference into this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus or a prospectus supplement. We incorporate by reference in this prospectus the documents listed below:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2009, portions of which have been updated by the Current Reports on Form 8-K filed on August 6, 2010 and October 13, 2010;

•	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2010;

•	Quarterly Report on Form 10-Q for the quarterly period ended and June 30, 2010, portions of which have been replaced and superseded by the Current Report on Form 8-K filed on October 13, 2010; and

•

Current Reports on Form 8-K filed on January 5, 2010 (two reports and other than with respect to Item 7.01 and Exhibits 99.1 and 99.2 of Item 9.01), January 12, 2010 (two reports), March 9, 2010, April 2, 2010, April 12, 2010, April 16, 2010 (two reports), May 7, 2010, May 11, 2010, May 24, 2010, May 26, 2010, July 16, 2010, August 6, 2010, August 12, 2010 and October 13, 2010.

Our Current Report on Form 8-K filed on October 13, 2010 provides guarantor financial information pursuant to Rule 3-10 of Regulation S-X regarding certain of the Company’s subsidiaries that are guarantors of the notes.

We are also incorporating by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this prospectus and prior to the consummation of the offering, except that, unless otherwise indicated, we are not incorporating any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K. Notwithstanding the foregoing, we are not incorporating any document or information deemed to have been furnished and not filed in accordance with SEC rules.

Ally is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and information statements and other information with the SEC. You may read and copy any document Ally files with the SEC at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, DC 20549. You may also obtain copies of the same documents from the public reference room of the SEC in Washington by paying a fee. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website at www.sec.gov for further information on the public reference room. Ally’s filings are also electronically available from the SEC’s Electronic Document Gathering and Retrieval System, which is commonly known by the acronym “EDGAR,” and which may be accessed at www.sec.gov, as well as from commercial document retrieval services.

You may also obtain a copy of any or all of the documents referred to above that may have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost to you by writing or telephoning us at the following address and telephone number:

Ally Financial Inc.

Attention: Investor Relations

440 South Church Street, 14th Floor

Charlotte, North Carolina 28202

Tel: (866) 710-4623

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware, or “DGCL,” empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or such other court shall deem proper.

Subsection (d) of Section 145 of the DGCL provides that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by the majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 145 of the DGCL further provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith and that such expenses may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL; that any indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized and ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145. Section D of Article VIII of Ally’s Certificate of Incorporation provides that Ally shall indemnify its directors and officers to the fullest extent permitted by the DGCL, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person has been adjudged to be liable to Ally, unless, and only to the extent that, the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section A of Article VIII of Ally’s Certificate of Incorporation provides that no director of Ally shall be liable to the company or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for any breach of such director’s duty of loyalty to the company or its stockholders, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of a law; or for any transaction from which such director derived an improper personal benefit.

The directors and officers of Ally are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act that might be incurred by them in such capacities and against which they cannot be indemnified by Ally. Any agents, dealers or underwriters who execute any underwriting or distribution agreement relating to securities offered pursuant to this registration statement will agree to indemnify Ally’s directors and their officers who signed the Registration Statement against certain liabilities that may arise under the Securities Act with respect to information furnished to Ally by or on behalf of such indemnifying party.

For the undertaking with respect to indemnification, see Item 22 herein.

Item 21.	Exhibits and Financial Statement Schedules

(a) The following exhibits are filed with or incorporated by reference into this registration statement:

Exhibit No.	Document

4.1	Form of Indenture dated as of July 1, 1982, between the Company and Bank of New York (Successor Trustee to Morgan Guaranty Trust Company of New York), relating to Debt Securities (Filed as Exhibit 4(a) to the Company’s Registration Statement No. 2-75115, incorporated herein by reference)

4.1.1	Form of First Supplemental Indenture dated as of April 1, 1986, supplementing the Indenture designated as Exhibit 4.1 (Filed as Exhibit 4(g) to the Company’s Registration Statement No. 33-4653, incorporated herein by reference)

4.1.2	Form of Second Supplemental Indenture dated as of June 15, 1987, supplementing the Indenture designated as Exhibit 4.1 (Filed as Exhibit 4(h) to the Company’s Registration Statement No. 33-15236, incorporated herein by reference)

4.1.3	Form of Third Supplemental Indenture dated as of September 30, 1996, supplementing the Indenture designated as Exhibit 4.1 (Filed as Exhibit 4(i) to the Company’s Registration Statement No. 333-33183, incorporated herein by reference)

Exhibit No.	Document

4.1.4	Form of Fourth Supplemental Indenture dated as of January 1, 1998, supplementing the Indenture designated as Exhibit 4.1 (Filed as Exhibit 4(j) to the Company’s Registration Statement No. 333-48705, incorporated herein by reference)

4.1.5	Form of Fifth Supplemental Indenture dated as of September 30, 1998, supplementing the Indenture designated as Exhibit 4.1 (Filed as Exhibit 4(k) to the Company’s Registration Statement No. 333-75463, incorporated herein by reference)

4.2*	Registration Rights Agreement dated as of February 12, 2010 between Ally Financial Inc. and Barclays Capital Inc., Citigroup Global Markets Inc., Goldman, Sachs & Co., and J.P. Morgan Securities Inc., as Representatives of Initial Purchasers

4.3*	Form of the new 8.3000% Senior Guaranteed Note due 2015

4.4*	Form of Guarantee Agreement with respect to the new notes

4.5	Form of Indenture dated as of September 24, 1996, between the Company and The Chase Manhattan Bank, Trustee, relating to SmartNotes (Filed as Exhibit 4 to the Company’s Registration Statement No. 333-12023, incorporated herein by reference)

4.5.1	Form of First Supplemental Indenture dated as of January 1, 1998, supplementing the Indenture designated as Exhibit 4.5 (Filed as Exhibit 4(a)(1) to the Company’s Registration Statement No. 333-48207, incorporated herein by reference)

4.5.2	Form of Second Supplemental Indenture dated as of June 20, 2006, supplementing the Indenture designated as Exhibit 4.5 (Filed as Exhibit 4(a)(2) to the Company’s Registration Statement No. 33-136021, incorporated herein by reference)

4.6	Form of Indenture dated as of October 15, 1985, between the Company and U.S. Bank Trust (Successor Trustee to Comerica Bank), relating to Demand Notes (Filed as Exhibit 4 to the Company’s Registration Statement No. 2-99057, incorporated herein by reference)

4.6.1	Form of First Supplemental Indenture dated as of April 1, 1986, supplementing the Indenture designated as Exhibit 4.6 (Filed as Exhibit 4(a) to the Company’s Registration Statement No. 33-4661, incorporated herein by reference)

4.6.2	Form of Second Supplemental Indenture dated as of June 24, 1986, supplementing the Indenture designated as Exhibit 4.6 (Filed as Exhibit 4(b) to the Company’s Registration Statement No. 33-6717, incorporated herein by reference)

4.6.3	Form of Third Supplemental Indenture dated as of February 15, 1987, supplementing the Indenture designated as Exhibit 4.6 (Filed as Exhibit 4(c) to the Company’s Registration Statement No. 33-12059, incorporated herein by reference)

4.6.4	Form of Fourth Supplemental Indenture dated as of December 1, 1988, supplementing the Indenture designated as Exhibit 4.6 (Filed as Exhibit 4(d) to the Company’s Registration Statement No. 33-26057, incorporated herein by reference)

4.6.5	Form of Fifth Supplemental Indenture dated as of October 2, 1989, supplementing the Indenture designated as Exhibit 4.6 (Filed as Exhibit 4(e) to the Company’s Registration Statement No. 33-31596, incorporated herein by reference)

4.6.6	Form of Sixth Supplemental Indenture dated as of January 1, 1998, supplementing the Indenture designated as Exhibit 4.6 (Filed as Exhibit 4(f) to the Company’s Registration Statement No. 333-56431, incorporated herein by reference)

4.6.7	Form of Seventh Supplemental Indenture dated as of June 15, 1998, supplementing the Indenture designated as Exhibit 4.6 (Filed as Exhibit 4(g) to the Company’s Registration Statement No. 333-56431, incorporated herein by reference)

Exhibit No.	Document

4.7	Form of Indenture dated as of December 1, 1993, between the Company and Citibank, N.A., Trustee, relating to Medium Term Notes (Filed as Exhibit 4 to the Company’s Registration Statement No. 33-51381, incorporated herein by reference)

4.7.1	Form of First Supplemental Indenture dated as of January 1, 1998, supplementing the Indenture designated as Exhibit 4.7 (Filed as Exhibit 4(a)(1) to the Company’s Registration Statement No. 333-59551, incorporated herein by reference)

4.8	Indenture, dated as of December 31, 2008, between the Company and The Bank of New York Mellon, Trustee (Filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K dated as of January 2, 2009, (File No. 1-3754), incorporated herein by reference)

4.9	Indenture, dated December 30, 2009, between the Company and The Bank of New York Mellon, Trustee (Filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K dated as of December 30, 2009, (File No. 1-3754), incorporated herein by reference)

4.10	Guarantee Agreement, dated as of December 31, 2008, among the Company, the Guarantor parties thereto, and The Bank of New York Mellon, Trustee (Filed as Exhibit 4.3 to the Company’s Current Report on Form 8-K dated as of January 2, 2009, (File No. 1-3754), incorporated herein by reference)

4.11	Guarantee Agreement, dated as of February 12, 2010, among the Company, the Guarantor parties thereto, and The Bank of New York Mellon, Trustee (Filed as Exhibit 4.8 to the Company’s Annual Report for the period ended December 31, 2009, on Form 10-K (File No. 1-3754), incorporated herein by reference)

4.12	Amended and Restated Declaration of Trust by and between the Company, as Sponsor, BNY Mellon Trust of Delaware, The Bank of New York Mellon, and the Administrative Trustees, dated as of December 30, 2009 (Filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K dated as of December 30, 2009, (File No. 1-3754), incorporated herein by reference)

4.13	Trust Preferred Securities Guarantee Agreement between the Company and The Bank of New York Mellon, dated as of December 30, 2009 (Filed as Exhibit 4.3 to the Company’s Current Report on Form 8-K dated as of December 30, 2009, (File No. 1-3754), incorporated herein by reference)

5.1*	Opinion of Davis Polk & Wardwell LLP with respect to the new notes

12.1*	Computation of Ratio of Earnings to Fixed Charges

23.1*	Consent of Davis Polk & Wardwell (contained in their opinion filed as Exhibit 5.1)

23.2*	Consent of Deloitte & Touche LLP

24.1*	Power of Attorney (included on signature page)

25.1*	Statement of Eligibility of The Bank of New York Mellon (successor to Morgan Guaranty Trust Company of New York), as trustee, on Form T-1

99.1*	Form of Letter of Transmittal

*	Filed herewith

(b) Financial Statement Schedules

All schedules have been omitted because they are not applicable or not required or the required information is included in the financial statements or notes thereto, which are incorporated herein by reference.

Item 22.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(d) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on this 13th day of October, 2010.

ALLY FINANCIAL INC.

By:	/S/ MICHAEL A. CARPENTER
Name:	Michael A. Carpenter
Title:	Chief Executive Officer

Each person whose signature appears below appoints Cathy L. Quenneville, as his or her true and lawful attorney-in-fact and agent, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all additional registration statements (including amendments thereto) pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorney-in fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ MICHAEL A. CARPENTER Name: Michael A. Carpenter	Chief Executive Officer and Director (Principal Executive Officer)	October 13, 2010

/S/ JAMES G. MACKEY Name: James G. Mackey	Interim Chief Financial Officer (Principal Financial Officer)	October 13, 2010

/S/ DAVID J. DEBRUNNER Name: David J. DeBrunner	Vice President, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)	October 13, 2010

/S/ MAYREE C. CLARK Name: Mayree C. Clark	Director	October 13, 2010

/S/ STEPHEN A. FEINBERG Name: Stephen A. Feinberg	Director	October 13, 2010

/S/ KIM S. FENNEBRESQUE Name: Kim S. Fennebresque	Director	October 13, 2010

/S/ FRANKLIN W. HOBBS Name: Franklin W. Hobbs	Director	October 13, 2010

/S/ JOHN J. STACK Name: John J. Stack	Director	October 13, 2010

/S/ MARJORIE MAGNER Name: Marjorie Magner	Director	October 13, 2010

GUARANTOR SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on this 13th day of October, 2010.

ALLY US LLC

By:	/S/ WILLIAM F. MUIR
Name:	William F. Muir
Title:	President

Each person whose signature appears below appoints Cathy L. Quenneville, as his or her true and lawful attorney-in-fact and agent, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all additional registration statements (including amendments thereto) pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorney-in fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ WILLIAM F. MUIR Name: William F. Muir	President and Director (Principal Executive Officer; Principal Financial Officer; Principal Accounting Officer)	October 13, 2010

/S/ MARK E. NEWMAN Name: Mark E. Newman	Director	October 13, 2010

GUARANTOR SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on this 13th day of October, 2010.

IB FINANCE HOLDING COMPANY, LLC

By:	/S/ WILLIAM F. MUIR
Name:	William F. Muir
Title:	President

Each person whose signature appears below appoints Cathy L. Quenneville, as his or her true and lawful attorney-in-fact and agent, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all additional registration statements (including amendments thereto) pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorney-in fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ WILLIAM F. MUIR Name: William F. Muir	President and Director (Principal Executive Officer; Principal Financial Officer; Principal Accounting Officer)	October 13, 2010

GUARANTOR SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on this 13th day of October, 2010.

GMAC LATIN AMERICA HOLDINGS LLC

By:	/S/ WILLIAM F. MUIR
Name:	William F. Muir
Title:	President

Each person whose signature appears below appoints Cathy L. Quenneville, as his or her true and lawful attorney-in-fact and agent, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all additional registration statements (including amendments thereto) pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorney-in fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ WILLIAM F. MUIR Name: William F. Muir	President and Director (Principal Executive Officer; Principal Financial Officer; Principal Accounting Officer)	October 13, 2010

/S/ DAVID LEE BRINKMAN Name: David Lee Brinkman	Director	October 13, 2010

/S/ MARK F. BOLE Name: Mark F. Bole	Director	October 13, 2010

GUARANTOR SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on this 13th day of October, 2010.

GMAC CONTINENTAL LLC

By:	/S/ WILLIAM F. MUIR
Name:	William F. Muir
Title:	Vice President

Each person whose signature appears below appoints Cathy L. Quenneville, as his or her true and lawful attorney-in-fact and agent, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all additional registration statements (including amendments thereto) pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorney-in fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ WILLIAM F. MUIR Name: William F. Muir	Vice President and Director (Principal Executive Officer; Principal Financial Officer; Principal Accounting Officer)	October 13, 2010

/S/ MARK F. BOLE Name: Mark F. Bole	Director	October 13, 2010

GUARANTOR SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of The Hague, the Netherlands on this 13th day of October, 2010.

GMAC INTERNATIONAL HOLDINGS B.V.

By:	/S/ JACOB RONALD VAN DEN HEUVEL
Name:	Jacob Ronald van den Heuvel
Title:	Director

Each person whose signature appears below appoints Cathy L. Quenneville, as his or her true and lawful attorney-in-fact and agent, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all additional registration statements (including amendments thereto) pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorney-in fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JACOB RONALD VAN DEN HEUVEL Name: Jacob Ronald van den Heuvel	Director (Principal Executive Officer)	October 13, 2010

/S/ MARINUS WILLEM CHARLES OVERBEEKE Name: Marinus Willem Charles Overbeeke	Director (Principal Financial Officer; Principal Accounting Officer)	October 13, 2010

/S/ REINIER WILLEM VAN IERSCHOT Name: Reinier Willem van Ierschot	Director	October 13, 2010

/S/ GEOFF MERSON Name: Geoff Merson	Director	October 13, 2010

/S/ DONNA DICICCO Name: Donna DiCicco	Authorized Representative in the United States	October 13, 2010

INDEX TO EXHIBITS

Exhibit No.	Document

4.1	Form of Indenture dated as of July 1, 1982, between the Company and Bank of New York (Successor Trustee to Morgan Guaranty Trust Company of New York), relating to Debt Securities (Filed as Exhibit 4(a) to the Company’s Registration Statement No. 2-75115, incorporated herein by reference)

4.1.1	Form of First Supplemental Indenture dated as of April 1, 1986, supplementing the Indenture designated as Exhibit 4.1 (Filed as Exhibit 4(g) to the Company’s Registration Statement No. 33-4653, incorporated herein by reference)

4.1.2	Form of Second Supplemental Indenture dated as of June 15, 1987, supplementing the Indenture designated as Exhibit 4.1 (Filed as Exhibit 4(h) to the Company’s Registration Statement No. 33-15236, incorporated herein by reference)

4.1.3	Form of Third Supplemental Indenture dated as of September 30, 1996, supplementing the Indenture designated as Exhibit 4.1 (Filed as Exhibit 4(i) to the Company’s Registration Statement No. 333-33183, incorporated herein by reference)

4.1.4	Form of Fourth Supplemental Indenture dated as of January 1, 1998, supplementing the Indenture designated as Exhibit 4.1 (Filed as Exhibit 4(j) to the Company’s Registration Statement No. 333-48705, incorporated herein by reference)

4.1.5	Form of Fifth Supplemental Indenture dated as of September 30, 1998, supplementing the Indenture designated as Exhibit 4.1 (Filed as Exhibit 4(k) to the Company’s Registration Statement No. 333-75463, incorporated herein by reference)

4.2*	Registration Rights Agreement dated as of February 12, 2010 between Ally Financial Inc. and Barclays Capital Inc., Citigroup Global Markets Inc., Goldman, Sachs & Co., and J.P. Morgan Securities Inc., as Representatives of Initial Purchasers

4.3*	Form of the new 8.3000% Senior Guaranteed Note due 2015

4.4*	Form of Guarantee Agreement with respect to the new notes

4.5	Form of Indenture dated as of September 24, 1996, between the Company and The Chase Manhattan Bank, Trustee, relating to SmartNotes (Filed as Exhibit 4 to the Company’s Registration Statement No. 333-12023, incorporated herein by reference)

4.5.1	Form of First Supplemental Indenture dated as of January 1, 1998, supplementing the Indenture designated as Exhibit 4.5 (Filed as Exhibit 4(a)(1) to the Company’s Registration Statement No. 333-48207, incorporated herein by reference)

4.5.2	Form of Second Supplemental Indenture dated as of June 20, 2006, supplementing the Indenture designated as Exhibit 4.5 (Filed as Exhibit 4(a)(2) to the Company’s Registration Statement No. 33-136021, incorporated herein by reference)

4.6	Form of Indenture dated as of October 15, 1985, between the Company and U.S. Bank Trust (Successor Trustee to Comerica Bank), relating to Demand Notes (Filed as Exhibit 4 to the Company’s Registration Statement No. 2-99057, incorporated herein by reference)

4.6.1	Form of First Supplemental Indenture dated as of April 1, 1986, supplementing the Indenture designated as Exhibit 4.6 (Filed as Exhibit 4(a) to the Company’s Registration Statement No. 33-4661, incorporated herein by reference)

4.6.2	Form of Second Supplemental Indenture dated as of June 24, 1986, supplementing the Indenture designated as Exhibit 4.6 (Filed as Exhibit 4(b) to the Company’s Registration Statement No. 33-6717, incorporated herein by reference)

4.6.3	Form of Third Supplemental Indenture dated as of February 15, 1987, supplementing the Indenture designated as Exhibit 4.6 (Filed as Exhibit 4(c) to the Company’s Registration Statement No. 33-12059, incorporated herein by reference)

Exhibit No.	Document

4.6.4	Form of Fourth Supplemental Indenture dated as of December 1, 1988, supplementing the Indenture designated as Exhibit 4.6 (Filed as Exhibit 4(d) to the Company’s Registration Statement No. 33-26057, incorporated herein by reference)

4.6.5	Form of Fifth Supplemental Indenture dated as of October 2, 1989, supplementing the Indenture designated as Exhibit 4.6 (Filed as Exhibit 4(e) to the Company’s Registration Statement No. 33-31596, incorporated herein by reference)

4.6.6	Form of Sixth Supplemental Indenture dated as of January 1, 1998, supplementing the Indenture designated as Exhibit 4.6 (Filed as Exhibit 4(f) to the Company’s Registration Statement No. 333-56431, incorporated herein by reference)

4.6.7	Form of Seventh Supplemental Indenture dated as of June 15, 1998, supplementing the Indenture designated as Exhibit 4.6 (Filed as Exhibit 4(g) to the Company’s Registration Statement No. 333-56431, incorporated herein by reference)

4.7	Form of Indenture dated as of December 1, 1993, between the Company and Citibank, N.A., Trustee, relating to Medium Term Notes (Filed as Exhibit 4 to the Company’s Registration Statement No. 33-51381, incorporated herein by reference)

4.7.1	Form of First Supplemental Indenture dated as of January 1, 1998, supplementing the Indenture designated as Exhibit 4.7 (Filed as Exhibit 4(a)(1) to the Company’s Registration Statement No. 333-59551, incorporated herein by reference)

4.8	Indenture, dated as of December 31, 2008, between the Company and The Bank of New York Mellon, Trustee (Filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K dated as of January 2, 2009, (File No. 1-3754), incorporated herein by reference)

4.9	Indenture, dated December 30, 2009, between the Company and The Bank of New York Mellon, Trustee (Filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K dated as of December 30, 2009, (File No. 1-3754), incorporated herein by reference)

4.10	Guarantee Agreement, dated as of December 31, 2008, among the Company, the Guarantor parties thereto, and The Bank of New York Mellon, Trustee (Filed as Exhibit 4.3 to the Company’s Current Report on Form 8-K dated as of January 2, 2009, (File No. 1-3754), incorporated herein by reference)

4.11	Guarantee Agreement, dated as of February 12, 2010, among the Company, the Guarantor parties thereto, and The Bank of New York Mellon, Trustee (Filed as Exhibit 4.8 to the Company’s Annual Report for the period ended December 31, 2009, on Form 10-K (File No. 1-3754), incorporated herein by reference)

4.12	Amended and Restated Declaration of Trust by and between the Company, as Sponsor, BNY Mellon Trust of Delaware, The Bank of New York Mellon, and the Administrative Trustees, dated as of December 30, 2009 (Filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K dated as of December 30, 2009, (File No. 1-3754), incorporated herein by reference)

4.13	Trust Preferred Securities Guarantee Agreement between the Company and The Bank of New York Mellon, dated as of December 30, 2009 (Filed as Exhibit 4.3 to the Company’s Current Report on Form 8-K dated as of December 30, 2009, (File No. 1-3754), incorporated herein by reference)

5.1*	Opinion of Davis Polk & Wardwell LLP with respect to the new notes

12.1*	Computation of Ratio of Earnings to Fixed Charges

23.1*	Consent of Davis Polk & Wardwell (contained in their opinion filed as Exhibit 5.1)

23.2*	Consent of Deloitte & Touche LLP

24.1*	Power of Attorney (included on signature page)

Exhibit No.	Document

25.1*	Statement of Eligibility of The Bank of New York Mellon (successor to Morgan Guaranty Trust Company of New York), as trustee, on Form T-1

99.1*	Form of Letter of Transmittal

*	Filed herewith